Exhibit 4.42

LEASE AGREEMENT

BY AND BETWEEN

TCP Las Palmas partners, ltd. (“LANDLORD”)

AND

KamaDA PLASMA, LLC (“TENANT”)

Dated: May 2, 2024

SUMMARY OF LEASE INFORMATION

Effective Date:	May 2, 2024

Possession Date:	Within five (5) business days of the Effective Date but in no event later than June 1, 2024.

Commencement Date:	The earlier of (a) opening for business in the Premises (which shall mean opening to the public and not for training of employees) or (b) 180 days following Tenant’s receipt of building permits, which Tenant shall diligently pursue.

Rent Commencement Date:	Shall have same date as Commencement Date.

Expiration Date:	See Section 3.a.

Landlord:	TCP Las Palmas Partners, Ltd
Address of Landlord:	500 North Akard, Suite 3240 Dallas, Texas 75201

Tenant:	Kamada Plasma, LLC, a Delaware limited liability company
Address of Tenant:	221 River St, 9th Floor, Hoboken, NJ 07030 Attn: Legal Department With a copy by email to: jonathanw@kamadaplasma.com

Guarantor:	KAMADA, LTD, an Israeli corporation (see Exhibit I)

Premises:	a portion of the Project known as Suite 250 consisting of approximately 11,100 rentable square feet, as further described in Exhibit A, attached hereto and incorporated herein (the “Premises Rentable Area”)

Project:	803 Castroville Rd.
San Antonio, Texas 78237

Project Rentable Area:	approximately 256,737 square feet

Initial Lease Term:	Ten (10) years from the Rent Commencement Date

Base Rent:	For Lease Years 1 through 5, the Base Rent shall be [*****] per month. For Lease Years 6 through 10, the Base Rent shall be [*****] per month.

Tenant’s Proportionate Share:	4.33% (11,100 SF / 256,737 SF)

Initial Monthly CAM Charge:	[*****] per month ([*****] psf/year) (2023 estimate). The CAM Charges are due and payable starting on the FIRST (1st) day of Lease Year 1.

Initial Monthly Taxes and Insurance Charge:	[*****] per month ([*****] psf/year for Taxes and [*****] psf/year for Insurance) (2023 estimate)

Security Deposit:	[*****] shall be due at Lease Execution. The Security Deposit will be returned to Tenant after the 60th month of the Lease Year if Tenant has no instances of uncured monetary default as more fully described in Section 3(c).

The Taxes and Insurance Charges are due and payable starting on the FIRST (1st) day of Lease Year 1.

LEASE

THIS LEASE AGREEMENT (the “Lease”), made and entered into this ______ day of May 2024 (the “Effective Date”), by and between TCP LAS PALMAS PARTNERS, LTD. (“Landlord”), and Kamada PLASMA, LLC (“Tenant”).

1.	Lease Summary. The foregoing lease provisions set forth in the Lease Summary are an integral part of this Lease, and each reference in the body of the Lease to any provision shall be construed to incorporate all of the terms set forth in the Lease Summary above with respect to any such provision. Capitalized terms in the Lease shall have the meanings set forth in the Lease Summary.

2.	Premises. In consideration of the obligation of Tenant to pay the rent and other charges as provided in this Lease and in consideration of the other terms and provisions of this Lease, Landlord hereby leases the Premises (as described in the Lease Summary and more fully depicted on the floor plan attached hereto as Exhibit A), located in that certain Project (as described in the Lease Summary and more fully depicted on Exhibit A-1 attached hereto), to Tenant during the Lease Term, subject to the terms and provisions of this Lease. Landlord shall not have any right under this Lease to relocate the Premises. Furthermore, subject to the restrictions set forth herein, all areas in the Project (except those areas leased to tenants or held for lease to tenants), including, parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, mechanical rooms, common areas (such as corridors and similar areas), other building common areas and all other areas situated on or in the Project which are designated by Landlord, from to time, are for non-exclusive use by, or for benefit of, all tenants (including Tenant) of the Property in common. Actual square footage for the Premises will be determined with all measurements computed in accordance with BOMA method of floor measurement. Tenant may elect to have the space measured prior to the Commencement Date.

3.	Term; Termination.

a.	Term. This Lease shall be effective upon the Effective Date written above. Landlord shall deliver possession of the Premises to Tenant on the Possession Date (as defined in the Lease Summary). In the event the Possession Date does not occur within ONE HUNDRED TWENTY (120) days following the Lease Condition Waiver, Tenant shall thereafter receive a rent abatement equal to one day of Monthly Base Rent for the number of days after such ONE HUNDRED TWENTIETH (120th) day and through and including the Possession Date (not to exceed SIXTY (60) days of rent abatement), with such abatement commencing at the beginning of lease year TWO (2); and further, if the Possession Date has not occurred on or before ONE HUNDRED EIGHTY (180) days following the Lease Condition Waiver, then Tenant may elect to terminate this Lease by written notice to Landlord. The Term of the Lease shall commence upon the Commencement Date and shall expire on the last day of the ONE HUNDRED TWENTIETH (120th) month following the Rent Commencement Date (as the same may be extended the “Expiration Date”), unless renewed as hereinafter provided (the “Term”). The period beginning on the Commencement Date and continuing until the last day of the month in the which the FIRST (1st) anniversary of the Rent Commencement Date occurs, and each TWELVE (12) month period thereafter shall hereinafter be called a “Lease Year”; it being agreed and acknowledged that the first Lease Year may contain more than TWELVE (12) months. Upon determination of the Possession Date and Commencement Date, Landlord shall execute and forward a memorandum in the form attached hereto as Exhibit C to Tenant for Tenant’s approval and execution.

b.	Licenses. Tenant shall have up to ninety (90) days to receive its permits beginning on the Effective Date. In the event Tenant is unable to secure permits within the ninety (90) day period, Landlord shall have the right to step in and assist Tenant in securing said permits on Tenant’s behalf for an additional sixty (60) days. If Tenant is unable to obtain all required or desired licenses, permits and approvals from the FDA and any other governmental authorities as required for its Permitted Use and ongoing business operations (the “Licenses”) within two hundred and ten (210) days after submission, Tenant may terminate this Lease by providing Landlord with written notice, and, if Tenant so elects, then this Lease shall terminate as of the expiration of such date as may be set forth in the termination notice and the parties hereto shall be released from all liability hereunder, except for those liabilities and obligations that expressly survive the expiration or earlier termination of this Lease. In the event any such Licenses are revoked by reason of acts or omissions not within Tenant’s control during the Term, then Tenant shall have the right to terminate this Lease by providing Landlord with written notice, and, if Tenant so elects, then this Lease shall terminate as of the expiration of such date as may be set forth in the termination notice and the parties hereto shall be released from all liability hereunder, except for those liabilities and obligations that expressly survive the expiration or earlier termination of this Lease.

c.	Security Deposit. Landlord shall hold the Security Deposit, without liability for interest, as security for performance by Tenant of all of Tenant’s obligations under this Lease. Landlord may apply the Security Deposit (or any part thereof) for: (i) any unpaid and past due Rent; (ii) any sum expended by Landlord on Tenant’s behalf due to a default under this Lease; and (iii) any expenses/damages incurred by Landlord by reason of Tenant’s default and/or breach. Should Landlord apply all or any portion of the Security Deposit, Tenant shall remit to Landlord an amount sufficient to restore the Security Deposit to its original balance within 30 days of demand therefor by Landlord. Provided Tenant shall not default under this Lease beyond applicable notice and cure periods, then Landlord shall return the Security Deposit (or any remaining balance thereof) to Tenant, within 30 days after the Expiration Date. In the event of a transfer of Landlord’s interest in the Premises, Landlord shall transfer the Security Deposit to said transferee and upon such transferee’s assumption of this Lease including the Security Deposit, Landlord shall be relieved from all further obligation and liability to Tenant for the Security Deposit. Notwithstanding anything to the contrary in this Section, provided that Tenant is not then in default in the performance of any term, covenant, condition or agreement provided for in this Lease beyond applicable notice and cure periods, on 5th anniversary of the Rent Commencement Date, Landlord agrees to return the Security Deposit to Tenant.

d.	Renewal Options. Tenant shall have the right and option to renew this Lease for THREE (3) additional periods of FIVE (5) years each, next immediately ensuing after the expiration of the initial Term of this Lease and the subsequent renewal periods by notifying Landlord in writing not more than TWENTY-FOUR (24) months and not less than 120 days before the expiration of the immediately preceding initial Term or subsequent renewal Term of this Lease of Tenant’s intention to exercise its option to renew. In the event that Tenant so elects to extend this Lease, then, for such extended period of the Term, all of the terms, covenants and conditions of this Lease shall continue to be, and shall be, in full force and effect during such extended period of the Term hereof, except for the Base Rent. The Base Rent for any such renewal term shall be as follows:

Renewal Option 1, the Base Rent shall be [*****] per month.

Renewal Option 2, the Base Rent shall be [*****] per month.

Renewal Option 3, the Base Rent shall be [*****] per month.

4.	Rent. Beginning on the Rent Commencement Date, Tenant shall pay Base Rent in the amount shown on the Base Rent schedule in the Lease Summary in advance on the first day of each calendar month during the Term, such monthly installment to be prorated for any partial calendar month in which the Rent Commencement Date or Expiration Date shall occur. All amounts (unless otherwise provided herein) other than the Base Rent owed by Tenant to Landlord hereunder shall be deemed additional rent. Prior to the Commencement Date, Landlord shall complete and deliver to Tenant a Form W-9.

(a)	Late Charge. It is understood that the Base Rent and the Tenant’s Proportionate Share of Operating Expenses are payable on or before the FIRST (1st) day of the month, without offset or deduction of any nature. In the event any Rent or other amount due by Tenant under this Lease is not received within FIVE (5) business days after its due date for any reason whatsoever, Tenant agrees to pay a late charge of [*****] of the past due amount to cover the Landlord’s administrative costs in handling the late payment, and it is further agreed that these past due amounts shall bear interest from the date due until paid at the lesser of [*****] per annum or the maximum non-usurious rate of interest (the “Maximum Rate”) permitted by the applicable laws of the State of Texas and the United States of America. Any such interest shall be payable as additional Rent hereunder, and shall be payable promptly by Tenant.

(b)	After the SECOND (2nd) late payment in any calendar year, Tenant shall, at Landlord’s request, make all payments through electronic funds transfer, also known as “ACH”. Such transfers shall occur automatically on or before the FIRST (1st) day of each month directly from the Tenant’s bank to the Landlord’s bank account. Tenant shall complete such forms as are necessary to implement the ACH payments.

(c)	The Landlord uses TCP Realty Services, LLC as its property management company. Until Tenant receives written notice otherwise from the Landlord, Tenant shall make all checks payable to Landlord (such checks to include Tenant’s suite # and name of business in the Memo section of the check) and have the payments delivered to the Landlord’s address above on or before the 1st day of each month.

5.	Condition of Premises. Landlord is responsible for all code compliance at the Project (including but not limited to ADA) for a) the common areas, and b) ingress/egress to the Premises, and c) providing an area for employee parking on the Project for the Premises. The foregoing areas are more particularly shown on the depiction of the Project set forth on Exhibit B.

Except for the above, Tenant shall accept the Premises “AS IS” (including without limit storefront and utilities) and be responsible for the remodel of the interior of the Premises.

HVAC Replacement. Part of Tenant’s Work, if deemed necessary by Tenant.

Storefront Replacement. AS IS

Utilities. Landlord shall deliver utilities stubbed to the Premises.

6.	Use of Premises.

a.	Permitted Use. Tenant may exclusively occupy and use the Premises during the Term for purposes of the operation of a blood plasma donation center and similar procedures, including all incidental, related, and necessary elements and functions of other recognized blood plasma collection disciplines which may be necessary or desirable, including the sale of blood plasma (the “Permitted Use”). Tenant may operate during such days and hours as Tenant may determine, without the imposition of minimum or maximum hours of operation by Landlord and Tenant shall have full-time access to the Premises, and may operate up to TWENTY-FOUR (24) hours per day, SEVEN (7) days per week, THREE HUNDRED SIXTY-FIVE (365) days per year. The foregoing is not and shall not be construed as an operating covenant or any obligation of Tenant to open for business or to continually operate at any time.

b.	Prohibited Uses. No overnight lodging shall be permitted on the Premises. Tenant shall not, without Landlord’s prior written consent, keep anything within the Premises or use the Premises for any purpose (other than the Permitted Use) that increases the insurance premium cost or invalidates any insurance policy carried on the Premises or other parts of the Project. All property kept, stored or maintained within the Premises by Tenant shall be at Tenant’s sole risk. Tenant shall not conduct within the Premises any fire, auction, bankruptcy, “going out of business”, “lost our lease”, or similar sales or operate within the Premises a “wholesale” or “factory outlet” store, a cooperative store, a “second-hand” store, a “surplus” store or a store commonly referred to as a “discount house”. Tenant shall not advertise that it sells its products or services at “discount”, “cut-price”, or “cut-rate” prices. Tenant shall not (a) permit any objectionable or unpleasant odors to emanate from the Premises; (b) place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Premises or where the same can be seen or heard from outside the Premises; (c) except as otherwise set forth herein, place any antenna, awning or other projection on the exterior of the Premises; (d) take any other action that would constitute a legal nuisance or would materially disturb or endanger other tenants of the Project or unreasonably interfere with their use of their respective premises; (e) operate any nightclub, bar or other business serving alcoholic beverages, adult bookstore, massage parlor, head shop, or store selling marijuana or drug paraphernalia, any adult entertainment or sexually oriented business; (f) violate any governmental law, ordinance, rule or regulation, or (g) operate any business that would violate the exclusives set forth on Exhibit H.

Tenant shall take good care of the Premises and keep the same free from material physical waste at all times. Tenant shall keep the Premises neat, clean and free from dirt or rubbish at all times, and shall store all trash and garbage within the Premises, and provide for the regular pick-up of such trash and garbage at Tenant’s expense. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Project. Tenant shall maintain all display windows in a neat, attractive condition, and shall keep all display windows, exterior electric signs and exterior lighting under any canopy in front of the Premises lighted from dusk until 11:00 p.m. every day, including Sundays and holidays. Tenant shall procure at its sole expense all permits and licenses required for the transaction of business in the Premises and otherwise comply with all applicable laws, ordinances, and governmental regulations.

c.	Exclusive Use. Landlord shall not sell, rent or permit any portion of the Project to be occupied or used by any other person or business that performs blood plasma collection services (the “Exclusive Use”). Landlord shall not display or permit to be displayed upon the Project any advertisement for any such competing business other than Tenant’s advertisement(s) for Tenant’s business(es). Landlord further covenants that in any lease, deed or other agreement hereafter executed by Landlord affecting the Project, Landlord will insert a restrictive clause preventing such property from being used for the Exclusive Use by anyone other than Tenant or its affiliates or assigns. In the event of Landlord’s breach of this provision, Tenant’s remedies shall be to obtain injunctive relief, to sue Landlord for lost profits, and to abate Tenant’s obligation for Rent for a period beginning on the date the competing business begins to operate in the referenced area and ending on the date the competing business ceases to operate within the referenced area. If the competing business continues to operate in the referenced area for more than SIX (6) months, then in such event Tenant may elect to terminate this Lease by written notice to Landlord, with such termination to have an effective date as set forth in such notice of termination and Landlord shall reimburse Tenant for Tenant’s unamortized costs expended by Tenant to improve the Leased Premises. This paragraph shall be effective during the Term and any renewal or extension thereof. Notwithstanding the foregoing, the restrictions above do NOT apply to current tenants in the Project.

d.	Nuisance. Should Landlord lease space within the Project to any tenant that materially impairs Tenant’s ability to use the Premises for the Permitted Use, including but not limited to any business that involves loud noises that can be heard within the Premises and disturb Tenant’s employees and customers, strong food or chemical odors that emanate from such tenant’s premises and disturb Tenant’s employees and customers , or other material nuisance making it unreasonable for Tenant to continue its normal business operations in the Premises, Tenant shall promptly notify Landlord of such nuisance and disruption. In the event the nuisance and disruption continues for in excess of TEN (10) days after Tenant delivers such notice and Tenant actually ceases using the Premises for the Permitted Use as a direct result of such nuisance and disruption, Tenant shall receive a rent abatement equal to one day of Base Rent and Operating Expenses for each day such disruption continues following the date Tenant ceased use of the Premises due to such nuisance and disruption up to a maximum of THIRTY (30) days.

If such nuisance and disruption continues for more than SIXTY (60) days after Tenant ceases use of the Premises due to such nuisance and disruption, such nuisance and disruption shall constitute Landlord Default, subject to Section 16.2, and Tenant, as its sole and exclusive remedy to the nuisance and disruption, shall have the right to terminate this Lease by providing written notice specifying the effective date of Tenant’s termination.

The foregoing is not intended to be a general prohibition on Landlord leasing space in the Project to restaurants, health or fitness clubs or bingo halls. It is intended to allow the Tenant to terminate the Lease in the event that a nuisance makes it unreasonable for the Tenant to continue to operate in the Premises.

e.	Permitted Use not Allowed. In the event at any time after the Commencement Date of this Lease the use of the Premises as a blood plasma collection facility becomes illegal by reason of acts not within Tenant’s control, notwithstanding any other permitted uses, Tenant may terminate this Lease with ninety (90) days prior written notice and thereafter neither party shall have any obligations hereunder after the date of termination, except for those liabilities and obligations that expressly survive the expiration or earlier termination of this Lease.

f.	Delay in Termination. Landlord hereby acknowledges that in order to provide a continuum of care to Tenant’s donors, Tenant may delay the effective date of Tenant’s termination of this Lease under any provision of the Lease giving Tenant the right to terminate until such time as Tenant has established an alternative location for the Permitted Use and any such delay shall not operate as a waiver of Tenant’s termination rights up to a maximum of ONE HUNDRED EIGHTY (180) days and Tenant must pay full base rent and all other charges due under the Lease during such period.

7.	Assignment/Subletting.

a.	Tenant shall not assign this Lease, or sublet the Premises, or any part thereof, without Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. Prior to any sublease or assignment, Tenant shall first notify Landlord in writing of its election to sublease all or a portion of the Premises or to assign this Lease or any interest thereunder. At any time within FIFTEEN (15) days after service of said notice, Landlord shall notify Tenant that it consents or refuses to consent to the sublease or assignment. A failure by Landlord to respond within such FIFTEEN (15) day period shall be deemed to be a consent. Tenant shall not be released from liability for the Tenant’s Lease obligations upon any assignment or subletting, unless Landlord expressly agrees to such release in writing at the time of such assignment or subletting.

b.	Landlord shall not have the right to recapture any sublease or assignment space. Any denial of such sublease or assignment by Landlord as hereinabove provided must be predicated upon a commercially reasonable basis for such denial. Tenant and Landlord shall equally share in any net profits paid in connection with a sublease or assignment in excess of Tenant’s Rent obligations hereunder.

c.	Notwithstanding the foregoing, no consent of Landlord is required for Tenant to assign or otherwise transfer (by operation of law or otherwise) this Lease or any of its rights hereunder to: (a) any person, corporation, partnership or other entity which acquires all or substantially all of the business or assets of Tenant or stock in Tenant; (b) any person, corporation, partnership or other entity which controls, is controlled by or is under common control with Tenant; (c) any successor corporation or other entity resulting from a merger, consolidation or reorganization (other than in bankruptcy context) of Tenant; or (d) any licensees or franchisees. Tenant shall give Landlord written notice of such assignment or sublease to a permitted transferee within thirty (30) days of its completion.

d.	No such assignment or other transfer, in whole or in part, of any Tenant’s rights or obligations under this Lease shall be or operate as a release of Tenant hereunder and Tenant shall remain responsible for performing Tenant’s obligations hereunder should Tenant’s assignee or transferee fail to perform any such obligations, unless specifically provided otherwise by Landlord in writing. Any such assignee or sublessee shall (1) be permitted to use the Premises for any lawful use in compliance with applicable Laws, to the extent such use does not conflict with any prohibited uses or other tenant exclusives then in effect at the Project, and (2) be permitted to exercise Tenant’s renewal options under this Lease.

8.	Operating Expenses and Utilities.

a.	Beginning at the start of Lease Year 1, Tenant shall pay “Tenant’s Proportionate Share” (as defined herein) of all Taxes (as defined below), common area maintenance charges for the Project (“CAM Charges”) and insurance premiums for the Project (“Insurance”), in advance, in equal monthly installments at the time of the payment of Base Rent, based on Landlord’s estimate of the Taxes, CAM Charges and Insurance for the calendar year in question (which estimate may be revised by Landlord from time to time but not more than once during any calendar year). For reference purposes, Taxes, CAM Charges and Insurance are collectively referred to as the “Operating Expenses” for the Project and Premises. Promptly after the actual Operating Expenses for a calendar year are determined by Landlord (but no later than April 30), Landlord shall provide Tenant with a statement of such actual Operating Expenses for such calendar year and Tenant, within THIRTY (30) days, shall pay to Landlord any deficiency subject to the limitations set forth in this Lease, which obligation shall survive the expiration or termination of this Lease. If such statement shows an overpayment by Tenant, then any surplus paid by Tenant shall be credited to Tenant’s next monthly installment of Operating Expenses or, if this Lease has expired or been terminated, be paid to Tenant within THIRTY (30) days following delivery of such statement.

b.	“Taxes” shall mean real property taxes, public charges and assessments assessed or imposed upon the building, in which the Premises is located, provided, however, that any one time (as opposed to on-going) special assessments for public improvements having a useful economic life exceeding the remaining term of this Lease shall be prorated between Landlord and Tenant using a straight-line method, based on the proportion of that economic life falling within the remaining term of the Lease. Taxes shall not include any penalties or interest for late or partial payment nor any income, franchise, margin, inheritance, estate, transfer, excise, gift or capital gain taxes, that are or may be payable by Landlord or that may be imposed against Landlord or against the rents payable hereunder. Taxes may include reasonable fees for tax consultants paid to contest the Taxes. Landlord shall take advantage of any savings in Taxes that may be achieved by early payment or payment in installments. Should Landlord choose not to contest any Taxes, Tenant shall have the right to contest the Taxes in Landlord’s name and with Landlord’s reasonable cooperation, at no expense to Landlord. Landlord, at Tenant’s sole expense, shall join in any such contestation proceedings if any Law shall so require.

c.	“Tenant’s Proportionate Share” is the quotient obtained by dividing the Premises Rentable Area by the Project Rentable Area. Tenant’s Proportionate Share as of the Commencement Date will be 4.33% (11,100 SF / 256,737 SF). Tenant’s Proportionate Share shall be adjusted in the event the Project Rentable Area increases at any time. Landlord represents that the Project Rentable Area has been determined without reference to whether such area is actually leased, leasable, occupiable or occupied.

d.	Tenant’s Proportionate Share of initial Operating Expenses is estimated at [*****] per square foot per annum for 2024. Thereafter, the “Controllable Operating Expenses” portion of Tenant’s Operating Expenses shall not increase by more than FIVE PERCENT (5%) per year on a non-cumulative and non-compounding basis (provided further that in no event shall the Controllable Operating Expenses increase more than FIVE PERCENT (5%) in any ONE (1) year over the prior year). “Controllable Operating Expenses” shall mean only those items included in Operating Expenses where the cost or expense thereof shall be within the reasonable ability of Landlord to control. Specifically excluded from Controllable Operating Expenses, without limitation, are the costs and expenses of Taxes, Insurance, security and utilities for the Project.

e.	Tenant shall pay the net cost (after applying any discounts or incentives) of all utilities and other services necessary in the operation of the Premises, including but not be limited to, gas, fuel oil, electrical, telephone and other utility charges. The Premises shall be separately metered for all utilities, including gas, water and electricity.

f.	Landlord shall make available at the Landlord’s headquarters in Dallas, Texas, and online, true and accurate records of items that constitute Operating Expenses. Such records shall be open for inspection from time to time by Tenant or its duly authorized representative for a period of THREE (3) years after the close of each calendar year. If any audit of Landlord’s submitted reports shall disclose an overcharge, Landlord shall promptly pay to Tenant, within THIRTY (30) days, the amount of such overcharge, and if such audit discloses increase of Operating Expenses greater than THREE PERCENT (3%) Landlord shall reimburse Tenant its actual reasonable third party costs incurred in connection with such audit.

g.	All sums (other than the Base Rent) which may be due and payable under this Lease to the Landlord shall be deemed to be additional rent hereunder and in the event that Base Rent shall be prorated or shall abate pursuant to the terms of this Lease then such additional rent shall be prorated or abate to the same extent and in the same manner, unless otherwise specifically provided for in this Lease. Base Rent and Tenant’s Proportionate Share of Operating Expenses are collectively referred to herein as “Rent.”

h.	Anything in this Lease to the contrary notwithstanding, the following items shall be excluded from the calculation of Operating Expenses:

i.	any expenses which under generally accepted accounting principles, consistently applied, and sound management practices would not be considered a normal operating expense for a Project;

ii.	all costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of personnel employed to perform common area maintenance of the Project) including, but not limited to, Landlord’s or Landlord’s unallocated managing agent’s general corporate overhead and general administrative expenses;

iii.	costs incurred by Landlord in connection with the correction of defects in design and construction of the Project, regardless of the Project’s age;

iv.	all costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied, and sound management practices;

v.	expenses, in connection with services or other benefits, which are provided to another tenant or occupant and do not benefit Tenant;

vi.	overhead or profits paid to subsidiaries or affiliates of Landlord, or to any party as a result of a noncompetitive selection process, for management or other services to the Project, or for supplies or other materials, to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis and are consistent with those incurred by similar projects in the same metropolitan area in which the Project is located with exception management fee of five percent 5% of gross revenues is acceptable;

vii.	proportionate share of wages, salaries and other compensation paid to any executive employee of Landlord and/or Landlord’s managing agent not related to property management of the Project;

viii.	any cost or expense related to removal, cleaning, abatement or remediation of hazardous substances, hazardous materials and hazardous wastes in, under or about the Project or the land upon which the Project is located, including without limitation, such substances or materials in the ground water and/or soil;

ix.	advertising and promotional costs including tenant relation programs and events;

x.	any “sinking funds,” capital reserve funds or reserves and any accounts, assessments, reserves or funds for future repairs or replacement of the Project or other improvements to the land;

xi.	Landlord’s gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes, other business taxes and assessments, franchise, gift and transfer taxes, and any real estate taxes relating to a period other than the term of this Lease;

xii.	any fines, costs, penalties or interest resulting from the negligence, misconduct or omission of the Landlord or its agents, contractors, or employees;

xiii.	any rental payments and related costs pursuant to any ground lease of land underlying all or any portion of the Project;

xiv.	any costs, fees, dues, contributions or similar expenses for political, charitable, industry association or similar organizations;

xv.	any rental paid for the Landlord’s management and/or leasing office;

xvi.	costs incurred in connection with the repair of damage to the Project in connection with any type of casualty, event of damage or destruction or condemnation;

xvii.	costs incurred in connection with upgrading the Project to comply with disability insurance requirements, or life safety codes, ordinances, statutes, or other laws, including without limitation the Americans with Disabilities Act, including penalties or damages incurred as a result of non-compliance; and

xviii.	management fees exceeding FIVE PERCENT (5%) of the gross revenues.

9.	Alterations. Tenant shall not make any alterations, or additions or leasehold improvements to the Premises following the Commencement Date (“Alterations”) without Landlord’s prior written consent in each and every instance, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall have the right to make non-structural Alterations to the Premises which do not exceed in cost [*****] in the aggregate during each Lease Year, or Alterations that are of a cosmetic nature such as painting, wallpapering and carpeting, or involves redecorating the interior of the Premises; is not visible from outside the Premises; will not affect the systems or structure of the Premises, including work to be performed inside the walls or above the ceiling of the Premises, without Landlord’s consent. In addition, in the event the FDA, MHRA, or any other regulatory or governmental agency requires any Alterations to the Premises for the continued operations of Tenant’s business, then Tenant shall be permitted to make such Alterations to the Premises with prior notice to, but without consent of, Landlord. All Alterations which may be made by Tenant shall be the property of Tenant and Tenant shall be entitled to remove from the leased Premises during the Term all furniture, removable trade fixtures, equipment and personal property and any freezers located in the Premises (“Fixtures”) installed or located on or in the leased Premises provided that Tenant repair any and all damages done by the removal of the foregoing. All Alterations and tenant improvements shall be surrendered with the Premises at the termination of this Lease. To the maximum extent permitted by applicable Laws, Landlord hereby waives any rights which Landlord may have, as to any of Tenant’s furniture, fixtures, equipment, personal property, in the nature of a Landlord’s lien, security interest or otherwise and further waives the right to enforce any such lien or security interest.

10.	Signage. Tenant shall have the right to affix Tenant’s standard signage, in accordance with the rules and regulations of the Project, including a sign on the exterior of the building above the Premises, entrance to the Premises signage, and a panel with Tenant’s name and/or logo on each pylon sign at the Project (which pylon/monument signs are depicted on Exhibit B, as well as Tenant’s standard entrance door signage). All such signs shall comply with all applicable zoning Laws and Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall permit Tenant’s building signage to be angled and oriented such that the visibility of the corner unit is enhanced. Landlord, at Landlord’s expense, shall timely provide space for Tenant’s designated name(s) on any directory boards located in the Project. There shall be no additional charge to Tenant for any such signage rights.

11.	Environmental.

a.	Tenant shall not cause or permit any hazardous or toxic substances, materials or waste, including, without limitation, asbestos, mold, lead paint, PCBs, petroleum and petroleum products (“Hazardous Substances”) to be used, generated, stored or disposed of in, on or under, or transported to or from the Premises unless such Hazardous Substances are reasonably necessary for Tenant’s business conducted in the Premises; provided, however, Tenant shall at all times and in all material respects comply with all local, state, and federal laws, ordinances, rules, regulations and orders, whether now in existence or hereafter adopted relating to Hazardous Substances or otherwise pertaining to the environment (the “Environmental Laws”) and further provided that Tenant shall periodically cause to be removed from the Premises such Hazardous Substances placed thereon by Tenant or Tenant’s agents, servants, employees, guests, invitees and/or independent contractors in accordance with good business practices, such removal to be performed by persons or entities duly qualified to handle and dispose of Hazardous Substances. Without limiting the generality of the foregoing, Landlord acknowledges that the following Hazardous Substances, among others, are required for Tenant’s business operations: Accel TB, Alcohol Gel Moisturizing Hand Sanitizer, Alcohol Prep Pad, Anticoagulant Sodium Citrate (Baxter), Anticoagulant Sodium Citrate (Haemonetics), Chloraprep, Chlorine Bleach, CRC Ultra-Lite Spray, Epipen, Fingernail Dye (RI-10), Glycerin, Green Z, HemataCHEK, Instant Ice Pack, IO-Gone, Isopropyl Alcohol 70%, Isopropyl Alcohol 90%, Opti-Cide-3, Povidone Iodine Swabsticks, Purell Hand Sanitizer, Propylene Glycol, Refractrol Low, Refractrol Normal, Sani-Cloth Plus Germicidal Disposable Cloth, Vacuette Z No Additive 3ml, and Vacuette Z Serum Sep Gel. Upon the expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Substances placed on the Premises by Tenant to be removed, at Tenant’s cost and expense, from the Premises and disposed of in strict accordance with the Environmental Laws.

b.	Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord harmless, from and against any and all claims, liabilities, penalties, fines, judgment, forfeitures, losses, costs (including clean-up costs) or expenses (including reasonable attorney’s fees, consultant’s fees and expert’s fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence after the Commencement Date in, on, under, or about the Premises of any Hazardous Substances caused by Tenant or its agents, servants, employees, guests, invitees and/or independent contractors; (b) any discharge or release by Tenant or its agents, servants, employees, guests, invitees and/or independent contractors after the Commencement Date in or from the Premises of any Hazardous Substances; (c) Tenant’s use, storage, transportation, generation, disposal, release or discharge after the Commencement Date of Hazardous Substances, to, in, on, under, about or from the Premises; or (d) Tenant’s failure after the Commencement Date to comply with any Environmental Law.

c.	Landlord shall indemnify, defend (by counsel reasonably accepted to Tenant), protect, and hold Tenant harmless, from and against any and all claims, liabilities, penalties, fines, judgment, forfeitures, losses, costs (including clean-up costs) or expenses (including reasonable attorney’s fees, consultant’s fees and expert’s fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence prior to the Commencement Date in, on, under, or about the Premises or Project of any Hazardous Substances; (b) any discharge or release prior to the Commencement Date in or from the Premises or Project of any noxious or Hazardous Substances; (c) the use, storage, transportation, generation, disposal, release or discharge of Hazardous Substances by Landlord to, in, on, under, about or from the Premises or Project; (d) Landlord’s failure to comply with any Environmental Law; or (e) any Hazardous Substances to the extent not due to any act or omission of Tenant or its agents, servants, employees, guests, invitees and/or independent contractors. Landlord agrees to remediate at Landlord’s expense immediately upon receipt of notice from Tenant any condition described in (a) through (e) of the previous sentence.

d.	Landlord represents and warrants to Tenant that (i) to the best of Landlord’s knowledge, there are no Hazardous Substances on the Premises, including without limitation asbestos or mold, and (ii) Landlord has received no notice from any governmental or private entity relating to Hazardous Substances on the Premises.

e.	Landlord hereby covenants and agrees that if any Hazardous Substances are discovered at the Premises attributable to the period prior to the Possession Date or which has been caused by anything other than by Tenant’s acts or omissions, Landlord shall, upon written notice from Tenant, promptly remediate such Hazardous Substances. If Landlord shall not commence such remediation within TEN (10) days following written notice from Tenant and Tenant determines in Tenant’s sole discretion that such remediation is necessary for the safety of Tenant’s patients and employees, Tenant may, at its option, cause such remediation work to be performed at Landlord’s cost and expense. Upon the completion of the remediation work, Tenant shall furnish Landlord with a written statement of the cost of the remediation work and Landlord shall reimburse Tenant for such cost of such remediation work within TEN (10) days of Landlord’s receipt of Tenant’s statement. Should Landlord fail to reimburse Tenant within said TEN (10) day period, then Tenant may, at its option, offset such amount against Rent. Notwithstanding the foregoing, in the event that the remediation work cannot be substantially completed or is not completed within SIXTY (60) days and Tenant is unable to utilize the Premises in Tenant’s reasonable discretion, Tenant may elect to terminate the Lease upon THIRTY (30) days written notice to Landlord.

f.	Tenant shall promptly deliver to Landlord copies of all notices made by Tenant to, or received by Tenant from, any state, county, municipal or other agency having authority to enforce any environmental law (“Enforcement Agency”) or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Substances at the Premises. Landlord shall promptly deliver to Tenant copies of all notices received by Landlord from any Enforcement Agency or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Substances at the Premises or Project.

g.	If any applicable Environmental Laws require that biohazards be removed and disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s sole liability, risk, cost and expense for the storage of the biohazards at the Premises in approved containers while awaiting removal and disposal, and for the subsequent removal and disposal of such biohazards in approved containers from the Project directly with a qualified and licensed disposal company at a lawful disposal site. Tenant shall comply with the any applicable Environmental Laws to handle the storage, removal and disposal of the biohazards in and on the Project. Landlord assumes no duty, obligation, or liability with respect to Tenant’s biohazard materials.

12.	Damage to Premises by Fire or Casualty. In the event the Premises shall be damaged by fire or other casualty during the Term of this Lease, whereby the same shall be rendered untenantable, then:

a.	If the damage to the Premises is so substantial that either: (i) the repair, restoration or rehabilitation of such damage cannot reasonably be expected to be substantially completed within ONE HUNDRED EIGHTY (180) days from the date of such damage or (ii) so much of the Premises is destroyed or rendered untenantable by such fire or other casualty as to make use of the Premises as a blood plasma collection center operating at least FIFTY PERCENT (50%) of the collection stations operating prior to the fire or casualty impracticable (unless caused by the gross negligence or willful misconduct of Tenant), then Tenant may elect to terminate this Lease by giving written notice to Landlord within SIXTY (60) days of the date of such fire or casualty,

b.	If the damage to the Premises is so substantial that (i) the estimated repair costs exceed [*****] and such damage has occurred within the last ONE HUNDRED EIGHTY (180) days of the then current term and Tenant does not exercise its next available renewal option, if any or (ii) the building in which the Premises are located is damaged to the extent of FIFTY PERCENT (50%) or more of the monetary value thereof, then Landlord may elect to terminate this Lease by giving written notice to Tenant within SIXTY (60) days of the date of such fire or casualty; or

c.	If not so terminated, Landlord shall proceed with all due diligence to repair, restore or rehabilitate the Premises, to substantially their former condition immediately prior to such damage or destruction, at Landlord’s expense (unless caused by the gross negligence or willful misconduct of Tenant), in which latter event this Lease shall not terminate.

d.	If the Premises are rendered untenantable by fire or other casualty, there shall be an abatement of Rent due Landlord by Tenant for the period of time during which the Premises are untenantable. If the restoration is not substantially completed within ONE HUNDRED EIGHTY (180) days of such damage, (unless caused by the gross negligence or willful misconduct of Tenant) Tenant shall have the option to terminate this Lease by written notice to Landlord. In the event of any termination of this Lease, Rent shall be paid only to the date of such fire or casualty.

e.	Notwithstanding the foregoing provisions of this Section 12, in the event that insurance proceeds applicable to Alterations or Tenant Improvements constructed by Tenant at its expense are made available to Tenant, Tenant shall be responsible for restoring such Alterations and/or Tenant Improvements; provided, however, (unless caused by the gross negligence or willful misconduct of Tenant) that the Rent abatement provided for shall continue during such period of restoration so long as Tenant is diligently pursuing the completion of such restoration. In the event that Landlord does not restore the Premises, Tenant may retain all insurance proceeds applicable to Alterations and Tenant Improvements constructed by Tenant at its expense.

13.	Eminent Domain.

a.	Taking. If by any lawful authority through condemnation or under the power of eminent domain: (i) the whole of the Premises shall be permanently taken; (ii) less than the entire Premises shall be permanently taken, but the remainder of the Premises, are not, in either Landlord’s or Tenant’s judgment, fit for Tenant to carry on its business therein; (iii) Landlord determines, in its sole judgment, that after such taking adequate parking space will not be available near the Premises; (iv) there is any substantial impairment of ingress or egress from or to or visibility of the Premises; or (v) all or any portion of the common areas shall be taken resulting in a material interference with the operations of or access to Tenant’s business, then in any such event, either Tenant or Landlord may terminate this Lease, effective as of the date of such taking, and the Rent and other sums paid or payable hereunder shall be prorated as of the date of such termination.

b.	Rent Adjustment. Unless this Lease is terminated as above provided, commencing with the date possession is acquired by the condemning authority the Rent and other sums payable hereunder shall be reduced by the then applicable per square foot Rent as by the number of square feet taken and Landlord shall restore the Premises, at Landlord’s cost and expense to a complete architectural unit, and Tenant’s Proportionate Share will be recalculated based on the applicable square footage. During such restoration the Rent shall be abated to the extent the Premises are rendered untenantable.

c.	Awards. All compensation awarded or paid in any such eminent domain proceeding shall belong to and be the property of Landlord without any participation by Tenant, except that nothing contained herein shall preclude Tenant from prosecuting any claim directly against the condemning authority in such eminent domain proceeding for its relocation costs, its unamortized leasehold improvements and trade fixtures, loss of business and the like.

14.	Right of Entry by Landlord. Landlord, or any of its agents, shall have the right to enter said Premises during all reasonable hours and upon at least ONE (1) business day prior notice (except in cases of emergency), to perform its obligations under this Lease, examine the same or to exhibit said Premises to prospective purchasers or lenders or, during the last SIX (6) months of the Term to prospective tenants. Any work done by Landlord to Premises shall be performed during hours that Tenant is not open for business (except in emergencies) unless Tenant, in the exercise of its reasonable discretion otherwise agrees. Any restoration work or alteration work at the Premises which is necessitated by or results from Landlord’s entry, including, without limitation, any work necessary to conceal any element whose presence is permitted hereunder, shall be performed by Landlord at its expense or, at Tenant’s election, by Tenant on Landlord’s behalf and at Landlord’s sole cost and expense. Landlord shall be liable for all loss, damage, or injury to persons or property and shall indemnify and hold Tenant harmless from all claims, losses, costs, expenses and liability, including reasonable attorney’s fees resulting from Landlord’s entry except to the extent caused by the grossly negligent or intentional act of Tenant or its contractors, agents, employees or licensees. Landlord and its representatives shall use commercially reasonable efforts to avoid interfering in Tenant’s ongoing business operations during any such entry. Tenant shall have the right to have a representative accompany Landlord during any such entry. If Landlord’s entry into the Premises pursuant to this Lease interferes with the conduct by Tenant of it business to such an extent that Tenant, in the exercise of its reasonable business judgment, must close the Premises or is unable to use SEVENTY-FIVE PERCENT (75%) of the Premises for business for TWO (2) or more business days, then Rent shall totally abate for each day or portion thereof that such interference continues.

15.	Indemnity.

a.	Subject to Section 18 below, Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees, attorneys and agents from and against any and all claims, demands, causes of action, judgments, costs, expenses, and all actual losses and damages arising from Tenant’s use, maintenance or occupancy of the Premises or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Premises, or arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any gross negligence or willful or criminal misconduct of Tenant, or any officer, agent, employee, independent contractor, guest, or invitee thereof, and from all costs, reasonable attorney fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease.

b.	Subject to Section 18 below, Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees, attorneys and agents from and against any and all claims, demands, causes of action, judgments, costs, expenses, and all actual losses and damages arising from Landlord’s use, maintenance, occupancy or ownership of the Project and common areas or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Landlord in or about the Project, common areas, or Premises, or arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, or arising from the gross negligence or willful or criminal misconduct of Landlord, or any officer, agent, employee, independent contractor, guest, or invitee thereof, and from all costs, reasonable attorney fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease.

c.	THE INDEMNITIES CONTAINED IN THIS SECTION 15: (A) ARE INDEPENDENT OF TENANT’S AND LANDLORD’S INSURANCE, AS APPLICABLE, (B) WILL NOT BE LIMITED BY COMPARATIVE NEGLIGENCE STATUTES OR DAMAGES PAID UNDER THE WORKERS’ COMPENSATION ACT OR SIMILAR EMPLOYEE BENEFIT ACTS, (C) WILL SURVIVE THE END OF THE TERM, AND (D) WILL APPLY EVEN IF A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OR STRICT LIABILITY OF AN INDEMNIFIED PARTY BUT WILL NOT APPLY TO THE EXTENT A CLAIM IS CAUSED BY THE SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY.

16.	Default and Remedies.

As used in this Lease, the term “Event of Default” shall mean any one of the following:

(a)	Tenant shall fail to pay any installment of Rent or any other obligation hereunder involving the payment of money within FIVE (5) business days of when due; provided that the first such failure during any consecutive TWELVE (12) month period shall not be an Event of Default if Tenant pays the amount due within FIVE (5) days after written notice from Landlord;

(b)	Tenant shall fail to comply with any term, provision or covenant of this Lease, other than as described in subsection (a) above which failure continues for THIRTY (30) days (or such longer period as reasonably required if such cure cannot reasonably be completed within such initial 30-day period) after written notice;

(c)	Tenant shall become insolvent or admit in writing it is unable to pay its debts as they become due, or shall make a transfer of its property that is fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall make an assignment for the benefit of creditors;

(d)	Tenant takes any action to file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant under any such statute or Tenant notifies Landlord that it knows such a petition will be filed; or the appointment of a receiver or trustee to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or the attachment, execution or other judicial service of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, and such event (if involuntary) is not dismissed within NINETY (90) days; or

(e)	Tenant shall do or permit to be done anything which creates a lien upon the Premises, except for the liens placed on Tenant’s personal property, furniture, fixtures or equipment, and such lien is not dismissed or bonded around within TWENTY (20) days following Tenant’s receipt of written notice from Landlord.

16.1	Landlord Rights Upon an Event of Default. Upon the occurrence of an Event of Default, Landlord may, at Landlord’s option, without any notice or demand whatsoever (any such notice and demand being expressly waived by Tenant) in addition to any other remedy or right given hereunder or by law or equity, do any one or more of the following: (a) enter and take possession of the Premises, after which Landlord may relet the Premises on behalf of Tenant and receive the rent directly by reason of the reletting; (b) enter the Premises and perform Tenant’s obligations; (c) terminate this lease by written notice and sue for damages; or (d) terminate the Tenant’s right of possession and sue for rent. Landlord may enter and take possession of the Premises by self-help, by picking or changing locks if necessary, and may lock out Tenant or any other person who may be occupying the Premises, until the Event of Default is cured, without being liable for damages. Landlord shall use commercially reasonable efforts to relet or attempt to relet the Premises or any part thereof for such terms, for such rental and upon such other agreements and conditions as Landlord in its sole discretion may deem advisable; provided, however, upon each reletting, if any, all rentals actually received by Landlord from any such reletting shall be applied, first, to the payment of any sum other than rental due hereunder; second, to the payment of any cost and expense of reletting, including brokerage and attorney’s fees, the cost of removing, storing and disposing Tenant’s property or the property of any other person found in the Leased Premises and the cost of any remodeling, alterations and repairs; third, to the payment of any rental due and unpaid hereunder; and finally, the residue, if any, shall be held by Landlord and applied in payment of future rental as the same may become due and payable hereunder.

If an Event of Default occurs, Tenant will be liable for:

(1)	if Landlord terminates this Lease, a sum of money equal to: (i) any unpaid Rent and other amounts accrued hereunder to the date of termination, including interest; and (ii) liquidated damages in an amount equal to (a) the total Rental that Tenant would have been required to pay for the remainder of the Lease Term following the date of termination discounted to present value as of the date of termination at the Prime Rate (defined below) minus (b) the then present fair rental value of the Premises for such period, similarly discounted; the “Prime Rate” is defined as the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Premises is located as such bank’s prime or base rate;

(2)	if Landlord terminates Tenant’s right of possession without terminating the Lease, (i) any unpaid Rent and other amounts accrued hereunder to the date of termination of possession; and (ii) all Rent and other sums required under this Lease to be paid by Tenant during the remainder of the Term, diminished by any net sums received by Landlord through reletting the Premises during said period, and at Landlord’s option such amount shall be paid by Tenant to Landlord in monthly installments on the first day of each month of the Term;

(3)	Landlord’s commercially reasonable cost of reletting the leased premises, including market rate brokerage fees, advertising fees, and other fees reasonably and customarily necessary to relet the Premises;

(4)	any and all amounts expended by Landlord for the cost of performing any obligations of Tenant which Landlord elects to perform;

(5)	all Landlord’s actual out-of-pocket costs associated with eviction of Tenant, such as attorney’s fees, court costs, and prejudgment interest;

(6)	all Landlord’s actual out-of-pocket costs associated with collection of rent such as collection fees, late charges, and returned check charges;

(7)	cost of removing any of Tenant’s equipment or fixtures left on the leased Premises or Project;

(8)	cost to remove any trash, debris, personal property, hazardous materials, or environmental contaminants left by Tenant or Tenant’s employees, patrons, guests, or invitees in the Premises or Project and which Tenant was obligated to remove upon expiration or earlier termination of the Lease;

(9)	cost to replace any unreturned keys or access devices to the Premises, parking areas, or Project; and

(10)	any other recovery to which Landlord may be entitled under this Lease or under law.

16.2	Landlord Default and Tenant Remedies. Subject to the terms and provisions hereinbelow, and in addition to any other remedy expressly available to Tenant pursuant to this Lease or at law or in equity, should Landlord fail to perform any term or covenant under this Lease or any other existing agreement between Landlord and Tenant, its parent company, subsidiaries or affiliates (each and any such failure being herein sometimes referred to as a “Landlord Default”) and if any such Landlord Default shall not be cured and shall accordingly be continuing THIRTY (30) days following written notice by Tenant to Landlord of such Landlord Default (unless such default is not reasonably capable of being cured within such THIRTY (30) day period then such longer time as reasonable required provided Landlord is diligently prosecuting such cure to completion), then Tenant shall have the option (at Tenant’s sole discretion) of (i) abating or withholding Rent, (ii) suing for damages, and/or (iii) remedying such Landlord Default and, in connection therewith, incurring expenses for the account of Landlord, and any and all such sums expended or obligations incurred by Tenant in connection therewith shall be paid by Landlord to Tenant upon demand. If Landlord fails to immediately reimburse and pay any amounts due to Tenant, Tenant may, in addition to any other right or remedy that Tenant may have under this Lease, deduct such amount from subsequent installments of Rent and other charges (if any) that from time to time thereafter may become due and payable by Tenant to Landlord hereunder. Notwithstanding the foregoing, in all events Tenant shall have the right to remedy any Landlord Default without prior notice in the event of an emergency (so long as Tenant gives notice within a reasonable period of time thereafter) and invoice Landlord and abate Rent (if necessary) in the manner set forth in the preceding sentences of this Section 16.2.

17.	Insurance.

a.	Landlord’s Insurance. During the Term of this Lease, Landlord shall procure and maintain in full force and effect with respect to the Project (i) an all-risk policy with extended coverage endorsements (including, to the extent required, sprinkler leakage, vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage and earthquake, terrorism and flood insurance to the extent Landlord reasonably deems prudent and/or to the extent required by any mortgagee) for full replacement value; and (ii) a policy of commercial liability insurance in a minimum amount of [*****] per claim and [*****] in the aggregate for both bodily injury and property damage, limits can be satisfied through the maintenance of a combination of primary and umbrella policies, insuring Landlord’s activities, including use, maintenance, occupancy or ownership with respect to the Premises and common area for loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises or the common area.

b.	Tenant’s Insurance. Tenant covenants and agrees to keep Tenant Improvements (as defined in Section 31 hereof) and Tenant’s contents in the Premises insured for full replacement value against loss by fire and casualty, under an all-risk policy with extended coverage endorsements. In addition thereto, Tenant shall obtain and keep in force with respect to the Premises comprehensive general liability insurance in a minimum amount of [*****] per claim and [*****] in the aggregate for both bodily injury and property damage. Such policy shall name Landlord and Tenant as the insureds. In no event shall Tenant’s insurance provide coverage or indemnity to Landlord for any claim, loss, suit, action or other legal proceeding in which Landlord, its agents or designees bear responsibility for the claim, loss, suit, action or other legal proceeding. Rather, it is the intent of this section to provide general liability coverage to Landlord when it is made a party to a claim, loss, suit, action or other legal proceeding for which it bears no responsibility. In the event that both Landlord and Tenant bear responsibility for the claim, loss, suit, action or other legal proceeding, then each party will look to their own insurance for coverage. Tenant may carry any insurance required by this Lease under a blanket policy or under a policy containing a self-insured retention. Each policy shall provide that the insurer shall give to Landlord TWENTY (20) days written notice prior to any cancellation of the policy.

18.	No Subrogation; Waiver of Property Claims. The waiver of subrogation shall apply regardless of any deductible (or self-insured retention) or self-insurance carried by either party. Landlord and Tenant each waive all rights of recovery against the other (and any officers, directors, partners, employees, agents and representatives of the other), and agree to release the other from liability, for loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect covering the party seeking recovery at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery, WHETHER OR NOT SUCH DAMAGE OR LOSS MAY BE ATTRIBUTABLE TO THE NEGLIGENCE OF EITHER PARTY OR THEIR OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, AGENTS AND REPRESENTATIVES. If the release of either party, as set forth above, should contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the liability of the other’s insurer. FOR THE PURPOSE OF THE FOREGOING WAIVER, THE AMOUNT OF ANY DEDUCTIBLE OR SELF-INSURED RETENTION APPLICABLE TO ANY LOSS OR DAMAGE SHALL BE DEEMED COVERED BY, AND RECOVERABLE BY THE INSURED UNDER THE INSURANCE POLICY OR SELF-INSURANCE PROGRAM TO WHICH SUCH DEDUCTIBLE RELATES. IT IS THE EXPRESS INTENT OF LANDLORD AND TENANT THAT THE WAIVER OF SUBROGATION CONTAINED IN THIS SECTION 18 (I) WILL SURVIVE THE END OF THE TERM, (II) APPLY TO ALL MATTERS DESCRIBED HEREIN, INCLUDING, WITHOUT LIMITATION, ANY OF THE SAME THAT ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT (OR THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, AGENTS AND REPRESENTATIVES) BUT WILL NOT APPLY TO THE EXTENT A LOSS OR DAMAGE IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE RELEASED PERSON. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of Tenant or its employees, clients or invitees located in or about the Project.

19.	Repairs and Maintenance.

a.	Landlord’s Maintenance Responsibilities. Landlord shall timely maintain in good condition and repair the common areas of the Project and surrounding areas and such costs shall be considered CAM Charges in accordance with Section 8 of this Lease. Notwithstanding the foregoing, Landlord, at its sole cost and expense, shall maintain and keep in good order and repair and make any necessary repairs and replacements to the roof, roof membrane, roof covering, concrete slab, footings, foundation, structural components, exterior walls, parking areas, exterior doors and windows, flooring (except for floor covering), exterior plumbing, heating, ventilation, cooling and electrical systems of the building and Premises (except as specifically set forth in Section 19(b) below) including utility lines which are concealed, or which are not located within or above the Premises. If Landlord shall not commence such repairs within the FIFTEEN (15) days following written notice from Tenant that such repairs are necessary then Tenant may, at its option, cause such Landlord’s repairs to be made and shall furnish Landlord with a statement of the cost of such repairs upon substantial completion thereof. Landlord shall reimburse Tenant for the cost of such repairs plus a service charge to cover Tenant’s expenses in an amount equal to TEN PERCENT (10%) of the cost of such repairs within TEN (10) days of the date of the statement from Tenant setting forth the amount due, provided, however, should Landlord fail to reimburse Tenant within said TEN (10) day period, then Tenant may, at its option, offset such amount against subsequent rent due under this Lease.

b.	TENANT’S REPAIRS. Tenant shall keep the Premises in good, clean and habitable condition and shall at its sole cost and expense keep the Premises free of insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord under the provisions of this Lease. Notwithstanding the foregoing, it is understood that Tenant’s responsibilities herein include the repair and replacement of all equipment and nonstructural items located in, under and above the Premises and exclusively serving the Premises, including paint, ceiling tiles, wall and floor coverings, glass, doors, windows, lighting (bulbs, ballasts and fixtures), heating, air conditioning, plumbing, sprinklers and other electrical, mechanical and electromotive installation, equipment and fixtures, all utility repairs to ducts, conduits, pipes and wiring, and any sewer stoppage located in, or under the Premises. If any repairs required to be made by Tenant hereunder are not made within FIFTEEN (15) days after written notice delivered to Tenant by Landlord, Landlord may, at its option, make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs. Tenant shall pay to Landlord within THIRTY (30) days of demand, as additional Rent, the cost of such repairs. At the expiration of this Lease, all HVAC, plumbing, electrical and mechanical equipment and fixtures, excluding all freezers, washers, dryers, bulkheads and POS systems, shall remain in the Premises and become the property of Landlord (unless Landlord requests the items removal) and Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and damage by casualty.

20.	Brokers. Landlord and Tenant each represent to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for CBRE, Inc., representing Tenant (“Tenant’s Broker”) under separate agreement.

21.	Emergency. If Landlord is unable or unwilling to take action which it is obligated to take hereunder where an emergency has occurred with respect to the Premises, then Tenant may take such action as is reasonably necessary to protect the Premises and persons or property in the Premises and Landlord shall, within FIFTEEN (15) days after written notice thereof from Tenant reimburse Tenant for its reasonable out-of-pocket expenses incurred in curing such emergency; provided, however, should Landlord fail to reimburse Tenant within said FIFTEEN (15) day period, then Tenant may, at its option, offset such amount against subsequent rent and other amounts due under this Lease.

22.	Common Areas and Parking.

a.	Common Areas. Landlord agrees that Landlord will not make any material modifications to the Project or Premises (including, without limitation, the parking areas, loading areas, driveways and walks but excluding any pad sites) without Tenant’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

b.	Parking. All parking (excluding any contained on pad sites) shall be for the common use of all tenants at the Project and their respective employees, agents, customers, representatives, and invitees. Notwithstanding the foregoing, Landlord shall at all times throughout the Term maintain the parking ratio as exists as of the date of this Lease excluding parking within pad sites (i.e., a ratio of 4:1,000 rsf in the Project) or such greater ratio as may be required by applicable law. No tenant or its employees, agents, customers, representatives, and invitees shall block aisles, doorways, stairwells, driveways, fire lanes, fire hydrants, loading zones (except for authorized delivery vehicles while loading/unloading) or other vehicles located in the parking areas of the Project. Parking shall only be allowed in designated and striped parking stalls. Tenant shall have the right at any and all times during the Term to utilize that certain loading area related to the Premises.

c.	Loading Zone. Tenant shall, at all times during the Term, have the right to use that certain loading area related to the Premises and access (via all drives and entrance/exit points) the rear of the Premises (including without limit such loading area) with a semi-truck and 53-foot trailer for shipments and deliveries.

23.	Compliance with Laws. Both parties hereby agree to comply with all applicable federal, state and local laws, codes, ordinances, rules and regulations, including laws related to handicapped accessibility (including the Americans with Disabilities Act) (collectively, “Laws”) throughout the Term of the Lease. Landlord represents and warrants to Tenant that as of the Commencement Date the Premises (including all means of ingress/egress to and from the Premises and the installation of sprinkler systems in the Premises if required by Laws), the Project, and the common areas (including parking areas) are in compliance with all Laws, including, without limitation, applicable zoning laws, ordinances, rules and regulations and with applicable instruments affecting title to the Premises; and Landlord shall be responsible for ensuring that the same are in compliance with all applicable Laws throughout the Term. Landlord further represents that it has received no notices or communications from any public authority having jurisdiction alleging violation of any Laws relating to the Premises or the Project or improvements thereon and has received no notices alleging violation of any title instrument. Without limiting the generality of the foregoing, Landlord represents that (i) the use of the Premises and the Project and improvements thereon for Tenant’s Permitted Use is permitted by and will not violate applicable Laws, including without limitation zoning laws, and does not constitute a “non-conforming use” thereunder and (ii) the Premises, the Project, and the common areas and parking areas comply with all applicable Laws relating to handicapped accessibility, including, without limitation, the Americans with Disabilities Act. If at any time or from time to time any Alterations, including, without limitation, structural Alterations, are required in order for the Premises or Project to comply with any generally applicable Laws from time to time applicable to the Premises, Landlord shall immediately make such Alterations at its sole cost and expense. If at any time or from time to time any Alterations, including, without limitation, structural Alterations, are required in order for the Premises to comply with any Laws specifically applicable to the Premises due to Tenant’s use for the Permitted Use and not due to any act by Landlord or another tenant, Tenant shall make such Alterations at its sole cost and expense.

24.	Tenant to Subordinate. Tenant shall, upon request of the holder of a mortgage or deed of trust in the nature of a mortgage, which holder is a commercial or institutional lender (“Mortgagee”) subordinate any interest which it has by virtue of this Lease, and any extensions and renewals thereof to any mortgages or deeds of trust placed upon the Premises by Landlord, if and only if such Mortgagee shall execute, deliver and record in the appropriate registry of deeds a recognition and non-disturbance agreement in form and content substantially similar to Exhibit E attached hereto and incorporated herein by reference. Such Agreements shall provide by their terms that notwithstanding any foreclosure of such mortgage or deeds of trust Tenant may continue to occupy the Premises during the Term of this Lease or any extensions or renewals thereof under the same terms, conditions and provisions of this Lease unless Tenant shall be in default beyond any applicable grace periods provided for herein. Landlord shall use best efforts at or prior to the Commencement Date, to secure from Landlord’s present mortgagee of the Premises a non-disturbance agreement in a form reasonably acceptable to Tenant. Landlord shall use best efforts to also secure from any future mortgagee or lienholders of Landlord non-disturbance agreements in a form reasonably acceptable to Tenant during the initial Term or any renewal periods, if exercised.

25.	Quiet Enjoyment. Subject to all of the terms and covenants of this Lease on Tenant’s part to be kept, observed, and performed, Tenant shall quietly have and enjoy the Premises during the Term of this Lease. Landlord agrees that Tenant shall have continuous, peaceful, uninterrupted and exclusive possession and quiet enjoyment of the Premises during the Term of this Lease.

26.	Memorandum of Lease. Neither the lease nor a memorandum of lease shall be recorded or filed.

27.	Notices. All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing and shall be either (i) sent by registered or certified mail, return receipt requested, postage prepaid or (ii) delivered, by hand, or (iii) sent by overnight courier such as Federal Express, to the addresses set forth in the Lease Summary, or to any such other place as Landlord or Tenant may from time to time designate in written notice to the other party. All notices, demands and requests which shall be served upon Landlord and Tenant in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder.

28.	Estoppel Certificate. Each of Landlord and Tenant agrees at any time and from time to time upon not less than TEN (10) days’ prior written request by the other to execute, acknowledge and deliver to the other an estoppel certificate in the form attached hereto as Exhibit F certifying that (a) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), (b) the dates to which the Rent and other charges have been paid, and (c) all of the defaults of Landlord or Tenant hereunder, if any, (and if there are no defaults a statement to that effect) and any other information reasonably requested, it being intended that any such estoppel certificate delivered pursuant to this Section 28 may be relied upon by any prospective purchaser of the Premises or any mortgagee or assignee of any mortgage upon the fee or leasehold of the Premises or by any prospective assignee of this Lease or subtenant of the whole or any portion of the Premises and/or by other party interested in the Premises or any part thereof.

29.	Holding Over. In the event Tenant remains in possession of the Premises after the expiration of this Lease and without the execution of a new Lease, Tenant shall be deemed to be occupying the Premises as a Tenant at will at a monthly Base Rent equal to 150% of the monthly Base Rent herein provided as the last month of the Term (or renewal Term then in effect) plus the operating expenses and subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at will. Nothing herein contained shall constitute consent to any such holding over.

30.	Miscellaneous.

a.	Binding Effect. All covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall extend to, bind and inure to the benefit of, as the case may require, the successors and assigns of Landlord and Tenant respectively, as fully as if such words were written wherever reference to Landlord or Tenant occurs in this Lease.

b.	Complete Agreement. Any stipulations, representations, promises or agreements, oral or written, made prior to or contemporaneously with this agreement shall have no legal or equitable consequences and the only agreement made and binding upon the parties with respect to the leasing of the Premises is contained herein, and it is the complete and total integration of the intent and understanding of Landlord and Tenant with respect to the leasing of the Premises.

c.	Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

d.	Applicable Law. The laws of the State where the Premises is located shall govern the validity, performance and enforcement of this Lease, without regard to such State’s conflict-of-law principles.

e.	Force Majeure. Whenever a day is appointed herein on which, or a period of time is appointed within which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is interfered with, the doing or completion of such act, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, civil disorder, declaration of national emergencies, pandemics, change in technology which interferes with Tenant’s Permitted Use, acts of God, or other causes beyond such party’s reasonable control.

f.	Amendment. This Lease and the exhibits attached hereto and forming a part hereof set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

g.	Rules and Regulations. Tenant shall comply with all reasonable rules and regulations of Landlord in effect at the time of the execution of this Lease (see Exhibit D), or at any time or times, and from time to time, promulgated by Landlord which Landlord, in its reasonable discretion, shall deem necessary in connection with the operation of the Project, provided that all such rules and regulations shall be applied uniformly to all tenants and occupants, and enforced uniformly by Landlord. If any such rules and regulations conflict with the terms of this Lease, the Lease terms shall control. No such rules and regulations shall prevent Tenant from using the Premises for its Permitted Use.

h.	Counterparts. This Lease may be executed in any number of counterparts via facsimile or electronic transmission or otherwise, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

31.	Tenant Improvements.

a.	Tenant shall construct its tenant improvements to the Premises (the “Tenant Improvements”) in accordance with the terms set forth in Exhibit G. Tenant Improvements shall include the following:

i.	Tenant shall accept the Premises “AS IS” and be responsible for the remodel of the interior of the Premises;

ii.	Tenant shall maintain, repair and if necessary, replace HVAC units serving the Premises, if Tenant deems replacement of any such units to be necessary; and

iii.	If Tenant so elects, Tenant shall be permitted to install a canopy over the shipping/receiving area as part of its Tenant Improvements.

b.	Landlord shall complete all of Landlord’s Work, as described in Exhibit G attached hereto and incorporated herein. All Landlord’s Work shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, building and safety codes, regulations and orders of the federal, state, county, or other governmental authorities having jurisdiction thereof. Without in any way limiting any obligation of Landlord under the Lease, Landlord shall indemnify, defend and hold harmless Tenant from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Landlord’s Work.

32.	Landlord’s Sale of the Building. Landlord may, at any time, without the prior consent of Tenant, contract to and/or perform any of the following transactions with respect to an interest in Landlord, the Lease, the Premises, the realty underlying the Premises, and/or any portion of or interest in the realty or improvements owned or hereafter acquired by Landlord: sale, purchase, exchange, transfer, assignment, lease, conveyance (collectively referred to herein as “Sale”); and/or encumbrance, pledge, mortgage, deed of trust, hypothecation or sale and leaseback transaction (collectively referred to herein as “Mortgage”). From and after a Sale, Landlord shall be released from all liability to Tenant and Tenant’s successors and assigns arising from this Lease because of any act, occurrence or omission of Landlord occurring after such Sale, and Tenant shall look solely to Landlord’s successor in connection with the same; provided however, that Landlord shall not be released from liability to Tenant and Tenant’s successors and assigns from this Lease because of any act, occurrence or omission of Landlord occurring prior to such Sale, unless such liability is expressly assumed by Landlord’s successor-in-interest in this Project and Premises.

33.	Tenant’s Roof Rights. Provided that such work and use does not damage the roof, Tenant shall have the right to place on the roof (i) a satellite dish and run appropriate electrical cabling from the Premises to such satellite dish and/or install cable service to the Premises, (ii) the mechanical equipment required for Tenant’s freezer, and (iii) the HVAC system, all at no additional fee. Landlord shall reasonably cooperate with Tenant’s satellite or cable provider and contractors. Tenant shall be liable for the repair of any damage to the roof caused by such installation or use.

34.	Cooperation with Tenant’s Licenses and Reporting Requirements. Landlord’s full cooperation with applicable authorities in connection with obtaining and renewing any Licenses, and any reporting requirements for the operation of Tenant’s business is essential for Tenant’s continued operation of its business. Therefore, Landlord agrees to provide to Tenant, within FIFTEEN (15) days of Tenant’s request, execution of any commercially reasonable documents reasonably required for Tenant’s Permitted Use, including obtaining any Licenses.

35.	Confidential Information.

a.	Landlord acknowledges and agrees that from time to time during the Term, Landlord, its representatives or assigns may be exposed to, or have access to, sensitive personal information related to Tenant’s donors. To protect such personal information, Tenant shall have the right to restrict access to the portions of the Premises where donor records and other personal information are kept or stored. Landlord hereby agrees that, notwithstanding the rights granted to Landlord pursuant to Section 14 and under this Lease, except when accompanied by an authorized representative of Tenant, neither Landlord nor its employees, agents, representatives or contractors shall be permitted to enter those areas of the Premises designated by Tenant as locations where sensitive donor records and other personal information are kept and/or stored. Landlord agrees that it will not use or disclose any such personal information for any purpose unless required by a court of competent jurisdiction or a governmental authority.

b.	Landlord shall preserve any “Confidential Information” of or pertaining to Tenant and shall not, without first obtaining Tenant’s prior written consent, disclose to any person or organization, or use for its own benefit, any Confidential Information of or pertaining to Tenant during and after the Lease Term, unless such Confidential Information is required to be disclosed by a court of competent jurisdiction or by any governmental authority. As used herein, the term “Confidential Information” shall mean any business, financial, personal or technical information relating to the business or other activities of Tenant that Landlord obtains in connection with this Lease. Any business or financial information which is related to or supports the Lease shall not be included in meaning of Confidential Information, but shall be part of Section 37.

36.	Landlord’s Consent. Unless otherwise expressly stated herein, whenever Landlord’s consent is required under this Lease, such consent shall not be unreasonably withheld or delayed, and Landlord’s reasonable satisfaction shall be sufficient for any matters under this Lease.

37.	Confidentiality. Both Landlord and Tenant acknowledge that the terms and conditions of this Lease (other than the existence of this Lease and the location of the Premises) are to remain confidential for both parties’ benefit, and may not be disclosed by either party to anyone, by any manner or means, directly or indirectly, without the other party’s prior written consent; however, Landlord or Tenant may disclose the terms and conditions of this Lease to its respective attorneys, accountants, brokers, employees and existing or prospective financial partners and, as to Landlord, any potential purchasers, or any other party assisting Landlord in the sale or valuation of the Project, or if required by law or court order, provided all parties to whom Landlord or Tenant is permitted hereunder to disclose such terms and conditions are advised by Landlord or Tenant (as the case may be) of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). The disclosing party shall be liable for any disclosures made in violation of this Section by the disclosing party or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by the disclosing party. The consent by either party to any disclosures shall not be deemed to be a waiver on the part of such party of any prohibition against any future disclosure. Notwithstanding anything to the contrary herein, Landlord and Tenant shall each have the right to make disclosures of the terms of this Lease (a) to the extent required by legal requirements, (b) to the extent reasonably required to enforce such party’s rights hereunder, (c) to the extent reasonably necessary in connection with such party’s financing, selling, leasing, or otherwise transferring or capitalizing its assets or its business (or any such transaction consummated by such party’s affiliate) (including, without limitation, disclosures that are reasonably necessary to comply with rules of the Securities and Exchange Commission or any stock exchange), (d) to the extent reasonably required in connection with such party’s books and records being audited, (e) to the extent reasonably required in constructing, operating, maintaining, repairing or restoring the Premises or the other portions of the Project, and (f) pursuant to a press release which has been approved by both parties.

38.	Right to Pledge. Notwithstanding anything to the contrary, Tenant shall have the right to pledge any of Tenant’s property that is provided or financed by a third-party lender or vendor holding a purchase money lien on such property and Landlord agrees to promptly execute such documents as may reasonably be requested from any such third-party lender or vendor to evidence Landlord’s waiver of its lien rights in such property.

39.	Landlord’s Representations. Landlord hereby represents and warrants to and covenants with Tenant as follows:

a.	Landlord owns the Premises and the Project in fee simple absolute, free and clear of all encumbrances except for those restrictions and encumbrances of record which Landlord represents and warrants to Tenant shall not interfere with Tenant’s Permitted Use or Tenant’s right under this Lease. Landlord has the right and authority to enter into this Lease and Landlord and those signatories executing this Lease on behalf of Landlord have full power and authority to execute this Lease.

b.	There are no agreements between Landlord and other tenants or third parties that impact the operation of the Project or govern the uses within the Project or that would adversely impact Tenant’s use of the Premises for the Permitted Use and common areas as set forth in this Lease.

c.	There are no third parties (other than lender) that have any rights to the Premises and Landlord will warrant unto Tenant and defend the Premises and the Project against the claim of all persons whomsoever, and if Tenant shall discharge the obligations herein set forth to be performed by Tenant, Tenant shall, during the Term, have lawful, quiet and peaceful possession and occupation of the Premises and the other rights with regard to the Project contained in this Lease.

d.	Tenant’s use of the Premises for the Permitted Use will not violate any exclusive provision or prohibited use restriction granted to any other tenant or occupant in the Project.

e.	Landlord shall promptly forward to Tenant any notice or other communication received by Landlord from any owner of property adjoining or adjacent to the Project or from any municipal or other governmental authority or from any other party, in connection with any hearing or other administrative proceeding relating to any proposed zoning, building code, signage, or related variance affecting the Project or any adjoining or adjacent property, which, if granted, could affect Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business therein, or Tenant’s rights and benefits under this Lease.

40.	Tenant Lease Conditions. Tenant’s obligations under this Lease shall be subject to the final approval of Tenant’s executive committee, as well as satisfaction, in Tenant’s sole discretion, of each of the following conditions (the “Lease Conditions”):

a.	The zoning at the Project being compatible with Tenant’s Permitted Use and Tenant’s confirmation that its Permitted Use will not violate any such zoning or similar laws;

b.	The current title for the Project, upon review of any recorded documents, restrictions, easements, covenants, and any restrictions in any other tenant leases that may impact the Premises, Tenant, or its Permitted Use; Landlord has provided Tenant with a copy of Landlord’s title policy for the Project, and upon request shall provide all tenant restrictions and recorded documents affecting the Project, and a description of any other agreements between Landlord or the Project any other parcels or landowners that impact the operation of the Project; and Tenant shall be permitted to obtain an updated title report for the Project for its review.

c.	Tenant is satisfied with the building, roof, parking areas, and common areas after an inspection.

d.	Tenant is satisfied with the environmental condition of the Premises and Project after an inspection.

Tenant shall use commercially reasonable, diligent efforts to obtain such information as reasonably required to satisfy itself as to the Lease Condition within THIRTY (30) days following the Effective Date of this Lease (the “Lease Condition Deadline”). Landlord agrees to fully cooperate with Tenant in order to permit Tenant to obtain such information, documents, inspections and reports to timely satisfy the Lease Conditions. If Tenant determines, in its sole discretion, that any of the Lease Conditions are not satisfactory, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within TEN (10) business days following the expiration of the Lease Condition Deadline, in which event this Lease shall terminate, and any prepaid Rent paid by Tenant to Landlord shall be promptly returned to Tenant, and neither party shall have any further rights or obligations pursuant to this Lease, except those matters that expressly survive the termination of the Lease. If Tenant fails to timely provide such notice of termination, then Tenant shall have waived its termination right and the Lease Conditions shall be deemed to have been satisfied or waived by Tenant. Tenant shall provide notice of waiver of this termination right (the “Lease Condition Waiver”).

[Signatures to follow]

IN TESTIMONY WHEREOF, Landlord and Tenant have caused this Lease to be executed as a sealed instrument, as of the day and year first above written. Landlord, simultaneously or not later than five (5) business days after Tenant has executed and delivered this Lease to Landlord, shall execute this Lease.

LANDLORD:

TCP Las Palmas partners, ltd.

By:	TCP Palmas, Inc., its general partner

Robert B. Neely, President

Date:

TENANT:

Kamada Plasma, LLC, a Delaware limited liability company

By:

Date:

EXHIBIT A

PREMISES

[*****]

Exhibit A – Page 1

EXHIBIT A-1

PROJECT DESCRIPTION

BEING a tract of land containing 21.83 acres, or 950,720 Sq. Ft. of land out of a called 21.8188 acres as recorded in Volume 4855, Page 525 of the Real Property Records of Bexar County, Texas, also being part of Lot 1, all of Lot 2 and Lot 4, Block 1, NCB 11250, in the Las Palmas Addition Unit 2 Subdivision as recorded in Volume 3850, Page 101 and Volume 4400, Page 225 of the Deed and Plat Records of Bexar County, Texas, in the City of San Antonio, Bexar County, Texas, said 21.83 acres being more particularly described by metes and bounds as follows:

BEGINNING at an “X” on concrete on the east right-of-way line of General McMullen Drive, a 100’ right-of-way, which joins the south line of a 14 foot alley as recorded in Volume 3850, Page 101 of the Deed and Plat Records of Bexar County, Texas, said point being the northwest corner of the herein described tract;

THENCE South 83° 53’ 03” East, a distance of 117.64 feet, along and with said alley to a PK nail for a point of curvature;

THENCE Along a curve to the left, continuing along and with said alley, having a radius of 4368.66 feet, a central angle of 15° 08’ 01”, a chord bearing and distance of North 88° 32’ 52” East, 1150.54 feet, and a curve length of 1153.90 feet to a set ½” iron rod with “ACES” cap being on the west right-of-way line of Inca Drive, a 60 foot right-of-way for the northeast corner of the herein described tract;

THENCE South 09° 24’ 46” East, a distance of 179.68 feet along and with the west line of said right-of-way to a found ½” iron rod for a point of curvature;

THENCE Along a curve to the left, continuing along and with the west line of said right-of-way, having a radius of 1663.45 feet, a central angle of 05° 15’ 27”, a chord bearing and distance of South 12° 02’ 30” East, 152.61 feet, and a curve length of 152.64 feet to a “X” on concrete for a point of tangency;

THENCE South 14° 40’ 15” East, a distance of 54.85 feet, continuing along and with the west line of said right-of-way, to a set ½” iron rod with “ACES” cap for the northeast corner of a 0.7016 acre tract as recorded in Volume 4499, Page 1580 of the Real Property Records of Bexar County, Texas and a corner of the herein described tract;

THENCE South 75° 19’ 45” West, a distance of 280.00 feet, departing the west line of said right-of-way for a found PK nail for the northwest corner of said 0.7016 acre tract and an interior corner of the herein described tract;

THENCE South 14° 40’ 15” East, a distance of 215.00 feet to a set ½” iron rod being on the north right-of-way line of Castroville Road, a 60 foot right-of-way, said point also being the southwest corner of said 0.7016 acre tract and the southeast corner of the herein described tract;

THENCE South 75° 19’ 45” West, a distance of 945.74 feet, along and with the north right-of-way of said Castroville Road to a found ½” iron rod for the southeast corner of Lot 5 as recorded in Volume 5700, Page 234 of the Real Property Records of Bexar County, Texas and a corner of the herein described tract;

THENCE North 06° 26’ 30” East, a distance of 175.00 feet, departing said right-of-way to a found PK nail for the northeast corner of said Lot 5 and an interior corner of the herein described tract;

THENCE South 75° 19’ 45” West, a distance of 150.00 feet to a set ½” iron rod with “ACES” cap for the northwest corner of said Lot 5 and an interior corner of the herein described tract;

THENCE South 06° 26’ 30” West, a distance of 175.00 feet to an “X” on concrete to a point being on the north right-of-way line of said Castroville Road for the southwest corner of said Lot 5 and a corner herein described tract;

THENCE South 75° 19’ 45” West, a distance of 140.00 feet, along and with said right-of-way to a found ½” iron rod being a cutback line that joins the north right-of-way line of said Castroville Road and the east right-of-way line of said General McMullen Drive for the southwest corner of the herein described tract;

THENCE North 40° 35’ 37’’ West, a distance of 51.86 feet to a set ½” iron rod with “ACES” cap being on the east right-of-way of said General McMullen Drive for an angle point of the herein described tract;

THENCE North 06° 26’ 30” East, a distance of 921.26 feet along and with the east right-of-way line of said General McMullen Drive to the POINT OF BEGINNING and containing 21.83 acres, in the City of San Antonio, Bexar County, Texas.

Exhibit A-1 – Page 1

EXHIBIT B

SIGNAGE

[*****]

Signs for exterior of the building above the Premises, entrance to the Premises signage, former Luby’s sign location, McMullin location, and a panel with Tenant’s name and/or logo pylon sign with location marked at the Project.

[*****]

Tenant shall have right to utilize the channel lettering in a professional manner and is allowed to paint to match the building color.

[*****]	[*****]

Exhibit B – Page 1

EXHIBIT C

FORM OF COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease (“Lease”) dated ________________________, 2024 (“Landlord”) and KAMADA PLASMA, LLC (“Tenant”), whereby Landlord leased to Tenant and Tenant leased from Landlord space located at (the “Premises”). Tenant and Landlord hereby acknowledge as follows:

(1)	Landlord delivered possession of the Premises to Tenant on ___________________ (the “Possession Date”);

(2)	The Term of the Lease commenced on _______________________ (the “Commencement Date”); and

(3)	Tenant shall commence payment of Rent on _________________________ (the “Rent Commencement Date”).

(4)	The Premises contain approximately 11,100 rentable square feet of space.

All capitalized terms herein, not otherwise defined herein, shall have the meaning assigned in the Lease.

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed the date(s) set forth below.

Landlord

By:	Signature
Name/Title

Date:

TENANT:

Kamada PLASMA, LLC, a Delaware limited liability company

By:

Date:

Exhibit C – Page 1

EXHIBIT D

RULES AND REGULATIONS

The following Rules and Regulations, hereby accepted by TENANT, are prescribed by LANDLORD to regulate conduct in and use of the Premises and the Shopping Center:

1. TENANT, its agents, representatives and employees shall not block or obstruct any of the entries, passageways, doors, sidewalks, or other exterior areas of the Shopping Center, or any parking areas, fire lanes, handicapped parking, reserved parking, or other tenant loading zones and docks, or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of TENANT, its agents, representatives, employees, visitors or invitees.

2. TENANT shall assume all liability and risk associated with the movement of furniture, equipment, merchandise or materials within, into or out of the Premises and/or Shopping Center. Safes and other unusually heavy equipment shall be moved into the Premises only with LANDLORD’s prior written consent.

3. No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by TENANT, its agents, representatives or employees on any part of the outside of the Premises or the Shopping Center (except signage specifically authorized by the Lease), or in the Common Areas, without the prior written consent of LANDLORD, and then only such color, size, character, style and material and in such places as shall be approved and designated in writing by LANDLORD.

4. LANDLORD shall not be responsible for lost or stolen personal property, equipment, money or any article taken from the Premises or the Common Areas regardless of how or when any such loss occurs.

5. TENANT, its agents, representatives and employees shall not bring into the Premises any flammable fluids (except ordinarily quantities of cleaning products and other reasonable items for the Tenant’s permitted use) or explosives of any type without the prior written consent of LANDLORD.

6. TENANT, its agents, representatives or employees shall not use the Premises for housing, lodging or sleeping purposes without the prior written consent of LANDLORD.

7. TENANT, its agents, representatives or employees shall not bring or permit to be brought into the Premises or keep or allow to be kept thereon any live animals of any kind.

8. No locks shall be placed on any door in the Premises unless Tenant shall have first furnished LANDLORD two(2) keys to each such lock. Upon request of LANDLORD, TENANT shall provide additional duplicate keys at TENANT’s expense. LANDLORD may at all times keep a passkey to the Premises.

9. TENANT, its agents, representatives and employees shall not permit the operation of any musical or sound producing instrument or any type of instrument or device which may be heard outside the Premises (except as expressly permitted by the Lease), or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the other tenant space in the Shopping Center, nor shall any flashing, strobing, moving or pulsating lights be used in any window display or area visible from the outside of the Premises.

10. TENANT, its agents, representatives and employees shall, before leaving the Premises unattended, close and lock all doors and shut off all running water and other appliances. No cooking or food preparation of any kind shall be permitted in the Premises unless the Tenant’s permitted use is a restaurant use; provided, however, use of a microwave for Tenant and its employees is hereby permitted.

Exhibit D – Page 1

11. Within ten(10) days after opening for business in the Premises, TENANT shall furnish LANDLORD, upon request by Landlord in writing, the make, model, color and state automobile license number (updating the same as changed) assigned to the cars of TENANT’s officers, employees and regularly employed agents who shall be from time to time working at the Premises, and thereafter shall use commercially reasonable efforts to notify LANDLORD in writing of any changes thereof within thirty days after the request from LANDLORD.

12. TENANT and its employees agents and representatives shall comply with posted traffic regulations, restrictions and signage from time to time placed by Landlord in the parking areas of the Shopping Center, and shall not park in any area not striped as a parking space. No employee of TENANT shall keep a disabled vehicle in the parking areas of the Shopping Center for any period except for period of short duration while arrangements for towing are being made. In the event TENANT’S employees or customers park their cars in the parking areas in violation of posted parking or traffic regulations, then LANDLORD at its option shall have the right to tow such vehicle away at the Tenant’s cost and expense. No overnight parking allowed.

13. The plumbing facilities in the Premises shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision by TENANT or its employees, agents or invitees shall be borne by TENANT. To the extent any food service operation is contemplated by the TENANT’s Lease, TENANT shall obtain all necessary permits therefor, shall have and maintain all facilities (including, without limitation, grease traps, sinks, vent hoods, drains, fans, exhausts, fire extinguishers, smoke detectors, occupancy limitation signage, and similar items) required by applicable laws, ordinances and regulations, and shall at all times operate such facilities in compliance with applicable law.

14. TENANT shall not conduct canvassing, soliciting and peddling in the Shopping Center (including the attachment of flyers to vehicles in the parking areas).

15. In the event LANDLORD elects to provide waste disposal for the Shopping Center as a common area maintenance expense for any portion of the Lease Term, and if TENANT must dispose of waste or refuse which will not fit into the dumpster receptacles or which are of a type not accepted by the waste company (including paint and all other hazardous waste material), it shall be the responsibility of TENANT to dispose of such articles at its expense.

16. Neither TENANT nor its employees, agents or representatives shall place or allow to be placed or maintained on or removed from the roof of the Premises any installation or thing of any nature or kind (including satellite dishes, signs, decorative items, advertising paraphernalia, spare construction materials and trash) except as set forth in the Lease.

17. TENANT shall keep the sidewalk and area adjacent to and in the immediate vicinity of the Premises (including all loading areas) swept and free from trash, rubbish, garbage and other debris or refuse.

18. TENANT shall keep in a neat, clean, safe and sanitary condition the area behind the Premises if such an area is designated by LANDLORD for TENANT’s use for loading and/or refuse collection.

19. TENANT shall not overload the electrical equipment and systems, plumbing systems or HVAC systems or equipment serving the Premises, and shall be responsible for any damage to the Shopping Center equipment or mains resulting from such excessive use.

20. TENANT shall not continue to allow upon the Premises any employee or agent who is known by TENANT to have a record of felony violent crime or felony property crime, or to pose a threat to the safety of others. Tenant shall not allow or tolerate illegal drug use or possession by its employees on the Premises.

21. TENANT shall adopt, disseminate and enforce a policy for its employees at the Premises (excluding Tenant’s security) prohibiting the possession of firearms while at or on the property of the Premises and/or the Shopping Center. Tenant shall post proper signs (approved by Landlord as to appearance) prohibiting patrons of the Tenant from bringing firearms onto the Premises.

22. The normal business operating hours of the Shopping Center are 9:00 a.m. to 10:00 p.m., Monday through Friday, 9:00 a.m. to 10:00 p.m. Saturday, and noon to 6:00 p.m. on Sunday, subject to change by Landlord on notice to the tenants; provided, however, Landlord acknowledges that Tenant may operate beyond normal business hours (e.g., 7:00 a.m. to 7:00 p.m. seven (7) days a week).

23. Sign Criteria. These criteria have been established for the purpose of assuring an outstanding Shopping Center, and for the mutual benefit of all lessees. Conformance will be strictly enforced; and any installed nonconforming or unapproved sign must be brought into conformance at the expense of the Tenant. The signage set forth in Exhibit B is approved by Landlord notwithstanding anything contained in this Exhibit D to the contrary.

Exhibit D – Page 2

A. GENERAL REQUIREMENTS

1. Tenant shall submit or cause to be submitted to the Project Architect, as designated by Landlord, for approval before fabrication at least three (3) copies of detailed drawings indicating the location, size, layout, design and color of the proposed signs, including all lettering and/or graphics.

2. All permits for signs and their installation shall be obtained by the Tenant or his representative.

3. All signs and design and/or review fees of the Project Architect shall be constructed, installed and paid at Tenant’s expense.

4. Tenant shall be responsible for the fulfillment of all requirements of these criteria.

B. GENERAL SPECIFICATIONS

1. No animated, flashing, or audible signs will be permitted.

2. No exposed lamps or tubing will be permitted.

3. All signs shall bear UL label, and their installation shall comply with all local building and electrical codes.

4. No exposed raceways, crossovers or conduit will be permitted.

5. All cabinets, conductors, transformers and other equipment shall be concealed.

6. Electrical service to all signs shall be on Tenant’s meter.

7. Painted lettering will not be permitted, except as specified pursuant to Section F(2) hereof.

C. LOCATION OF SIGNS

1. Signs on the exterior of the shopping center building shall be permitted only for those Tenants having exterior public entrances and as located within the sign areas designated by the Project Architect.

2. Tenants will be permitted to install one illuminated or non-illuminated sign on the storefront. The maximum projection of the sign from the face of the storefront shall be six (6) inches or to the face of the adjacent neutral strip, whichever is greater.

3. No signs perpendicular to the face of the building or storefront will be permitted.

D. DESIGN REQUIREMENTS

1. All Tenant storefront entrance/store identification designs shall be subject to the approval of the Project Architect. Imaginative designs which depart from traditional methods and placement will be encouraged.

2. Wording of signs shall not include the product sold except as part of Tenant’s trade name or insignia.

3. Tenants shall have identification signs designed in a manner compatible with and complementary to adjacent and facing storefronts and the overall design concept of the Shopping Center.

4. Tenants are encouraged to have signs designed as an integral part of the storefront design and with letter size and location appropriately scaled and proportioned to the overall storefront design. The design of all signs, including style and placement of lettering, size, color, materials and method of illumination, shall be subject to the approval of the Project Architect.

5. Signs designed in the more traditional manner with the lettering applied to a background surface that is part of the storefront shall conform to the following requirements.

a. The sign area shall not exceed five percent (5%) of the area of the storefront or twelve (12) square feet, whichever is larger and shall be located at least thirty-six (36) inches from each lease line. Sign area will be measured by circumscribing a rectangle around the main body of the sign.

b. The overall length of the sign shall not exceed two-thirds (2/3) of the width of the storefront exposure between neutral strips.

c. The maximum height for letters in the body of the signs is fourteen (14) inches. The maximum height for initial capitals is eighteen (18) inches.

Exhibit D – Page 3

6. Signs shall be composed of individual or script lettering. Signs with background panels shall be designed in a manner compatible with the storefront. Sign boxes and cans will not be permitted.

7. All storefronts including plexiglass signs shall be fabricated of material with matte finish.

8. Acrycap retainers used at the perimeter of sign letter faces shall match in color and finish the face of the sides of the sign.

E. CONSTRUCTION REQUIREMENTS

1. All exterior signs, bolts, fasteners, and clips shall be of enameling iron with porcelain enamel finish, stainless, steel, aluminum, brass, or bronze. No black iron materials of any type will be permitted.

2. Interior signs only may be fabricated of carbon bearing steel with painted finish.

3. All exterior letters or signs exposed to the weather shall be mounted at lease three quarters of an inch (3/4☐) from the building wall to permit proper dirt and water drainage.

4. All letters shall be fabricated using full-welded construction.

5. Location of all openings for conduit and sleeves in sign installation shall be neatly sealed in a watertight condition.

6. No labels will be permitted on the exposed surface of signs except those required by local ordinance which shall be applied in an inconspicuous location.

7. Sign contractor shall repair any damage to any work caused by his work.

8. Tenant shall be fully responsible for the operations of Tenant’s sign contractor.

F. MISCELLANEOUS REQUIREMENTS

1. Tenant will be permitted to place upon each entrance of its premises not more than one hundred forty-four (144) square inches of gold leaf or decal application letter not to exceed two inches (2”) high block letters, the Tenant’s name and address. Where more than one Tenant used the same door, each name and address shall be applied. Color of letter will be as selected by Project Architect.

2. If Tenant has a non-customer door for receiving merchandise, it may have uniformly applied on said door in a location as directed by the Project Architect in two inch (2”) high block letters, the Tenant’s name and address. Where more than one Tenant used the same door, each name and address shall be applied. Color of letters will be as selected by the Project Architect.

3. Tenant may install on the mall front, if required by the U.S. Post Office, the numbers only for the street address in exact location stipulated by the Project Architect.

4. Except as provided herein, no advertising placards, credit card decals, temporary or permanent signs, banners, pennants, names, insignia, trademarks, or other descriptive material shall be affixed or maintained upon the glass panes and supports of the show windows and doors, or upon the exterior walls of the building or storefront.

NOTE: THE SIGN MUST BE IN PLACE NO LATER THAN 60 DAYS FROM THE DATE LEASE AGREEMENT IS EXECUTED.

Exhibit D – Page 4

EXHIBIT E

FORM OF SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made by and between ________________________________ (“Lender”), ______________ (“Landlord”), and KAMADA Plasma, LLC (“Tenant”), to be effective as of ____________________.

Introductory Provisions

The following Introductory Provisions are a part of and constitute the basis for this Agreement:

A.	Landlord and Tenant are parties to that certain Lease Agreement dated as of ________________ as described on Exhibit “A” attached hereto (the “Lease Agreement”) covering all or a part of the real property (the “Property”) located in __________, that is more particularly described on Exhibit “A” attached hereto.

The Lease Agreement as it may from time to time be renewed, extended, amended, or supplanted is referred to in this Agreement as the “Lease”.

B.	Landlord is requesting that Lender make a loan (or Lender has made a loan to Landlord) (the “Loan”), which will be (or is) evidenced by a promissory note (the “Note”), governed by a Loan Agreement (the “Loan Agreement”), and secured by, among other things (i) a Deed of Trust, Security Agreement and Financing Statement (the “Deed of Trust”) on the Property and (ii) an Assignment of Rents (the “Assignment”).

C.	The Note, the Deed of Trust, the Assignment, the Loan Agreement and all other documents executed in connection with, as evidence of or as security for the Loan are referred to in this Agreement as the “Loan Documents.”

D.	All liens, rights, security interests, and assignments (whether absolute or as collateral) (collectively, the “Liens”), created, granted or made by the Loan Documents are or will be valid liens, rights, security interests and assignments.

E.	Lender, Landlord and Tenant consider this Agreement to be in their mutual best interests in connection with the Lease.

F.	Lender would not make the Loan to Landlord but for the execution of this Agreement by Tenant.

NOW, THEREFORE, in consideration of the premises, the covenants, conditions, provisions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Landlord and Tenant hereby represent, acknowledge, covenant and agree as follows:

1.	The Lease. Both Landlord and Tenant covenant and represent to Lender and to each other that (i) as of the effective date of this Agreement, the Lease is in good standing, and in full force and effect, (ii) as of the effective date of this Agreement, the Lease is in good standing, there are no supplements, modifications, or amendments to the lease except as described in Exhibit “B”, (iii) the Lease will not be amended further without the prior written approval of Lender, except as expressly permitted under the Lease or unless otherwise provided in the Loan Documents, (iv) the Lease will not be terminated or cancelled except as expressly provided in the Lease, (v) Tenant has not and will not make any prepayment of rent under the Lease more than one month in advance, and (vi) as of the effective date of this Agreement, there are no offsets, defenses, counterclaims, or credits against the rentals due or becoming due under the Lease.

Exhibit E – Page 1

2.	Subordination. Tenant subordinates the Lease and any lease hereafter executed by Tenant covering any part of the Property at all times and in all respects to the Loan, the Liens, the Loan Documents, and to all refinancings, increases, renewals, modifications, consolidations, replacements, and extensions thereof. The Lease is and will at all times continue to be subject and subordinate in all respects to the Loan, the Liens, and the Loan Documents and to all renewals, modifications, and extensions thereof, but both Lender and Tenant agree that subject to the terms of Paragraphs 3 and 4 below, any foreclosure of the Liens will not terminate the Lease.

3.	Non-Disturbance. So long as Tenant is not in default (beyond any period(s) given under the Lease to Tenant to cure such default) in (i) the payment of any monetary obligation under the Lease or (ii) the performance of any of the other terms, covenants, or conditions with which Tenant is obligated to comply pursuant to the Lease, Tenant’s possession under the Lease and Tenant’s rights and privileges under it shall not be diminished or interfered with by Lender, and accordingly, Tenant’s occupancy will not be disturbed by Lender during the term of the Lease, except in accordance with the terms of the Lease.

4.	Recognition and Attornment. If Lender succeeds to the interest of Landlord in the Property or under the Lease, the Lease and all terms in it, and the rights of Tenant under the Lease, will continue in full force and effect and will not be altered, terminated, or disturbed, and Tenant shall be bound to Lender under all of the terms, covenants, and conditions of the Lease for the balance of the lease term with the same force and effect as if Lender were the landlord under the Lease. In such event, Tenant shall attorn to Lender as its landlord, such attornment to be effective and self-operative without the execution of any other instruments on the part of Lender or Tenant, immediately upon Lender succeeding to the interest of Landlord under the Lease. Provided, however, subject to Paragraph 6 below, Tenant is under no obligation to pay Lender any monetary obligation set forth in the Lease until Tenant receives written notice from Lender that (a) Lender has succeeded to the interest of Landlord in the Property or under the Lease, or (b) Lender has posted the Property for foreclosure with such notice being sent to Tenant postage prepaid, certified mail, return receipt requested at Tenant’s address as shown in the Lease. Upon receipt by Tenant of such notice from Lender, Tenant shall make all payments of monetary obligations due by Tenant under the Lease to Lender or as Lender may in writing direct. The respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the lease term shall be and are the same as are then in existence between Tenant and Landlord as set forth in the Lease. Tenant shall be entitled to rely on any such notice without duty of inquiry or investigation, and Landlord shall have no claim against Tenant for any amounts paid to Lender pursuant to any such notice.

5.	Rights Under the Lease. If Lender (a) succeeds to the interests of Landlord in the Property, or (b) enters into possession of the Property, Lender shall be bound to the Tenant under all of the terms, covenants, and conditions of the Lease, and Tenant shall, from and after Lender’s succession to the interests of Landlord in the Property or entry into possession of the Property, as the case may be, have the same remedies against Lender as landlord for the breach of any provision contained in the Lease that Tenant might have had under the Lease against Landlord if Lender had not succeeded to the interests of Landlord in the Property or entered into possession of the Property, as the case may be; provided further, however, that Lender will not be:

(i)	liable for any act, omission, default, misrepresentation, or breach of warranty of any prior landlord (including, but not limited to, Landlord), unless such act, omission, or default is continuing and Tenant shall have delivered notice of such act, omission or default to Lender prior to the date of any foreclosure of such Lien;

(ii)	subject to any offset, deduction, or defense, claim, or counterclaim which Tenant might be entitled to assert against any prior landlord (including, but not limited to, Landlord) unless Tenant shall have provided Lender with (A) Notice of the Landlord’s default that gave rise to such offset or defense and (B) the opportunity to cure the same;

(iii)	liable to Tenant for any deposit under the Lease not actually transferred and paid over to Lender;

Exhibit E – Page 2

(iv)	obligated to give Tenant a credit for and/or acknowledge any rent or additional rent which Tenant has paid to Landlord or any prior landlord which is in excess of the rent or additional rent due under the Lease unless such payment is (A) provided for in the Lease as presently existing or as amended in accordance with this Agreement or (B) a prepayment of rent not in excess of one month;

(v)	bound by any amendment or modification of the Lease made after the date of this Agreement without Lender’s approval;

(vi)	bound by any consent or acquiescence by any previous landlord (including but not limited to Landlord) under the Lease to any assignment or sublease granted after the date of this Agreement, without Lender’s approval, other than if pursuant to the provisions of the Lease;

(vii)	liable for or obligated to pay for repairs, replacements, damages, new construction or allowances not made, performed or paid by Landlord if such performance or payment was due prior to Lender’s actual ownership of the Property;

(viii)	liable for the payment of any leasing commissions, the triggering event for which arose or occurred prior to Lender’s actual ownership of the Property; or

(ix)	liable or bound by any right of first refusal or option to purchase all or any portion of the Property.

Additionally, in the event of Lender’s (a) succession to Landlord’s interests in the Property or (b) entry into possession of the Property: (1) Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Property and Tenant shall look exclusively to such equity interest of Lender, if any, for the payment and discharge of any obligations imposed upon Lender hereunder or under the Lease or for recovery of any judgment from Lender, and in no event shall Lender or any of its respective officers, directors, shareholders, agents, representatives, servants, employees or partners, ever be personally liable for any such judgment or obligations; and (2) Tenant shall be bound to Lender under all of the terms, covenants, and conditions of the Lease, and Lender shall, from and after Lender’s succession to the interest of Landlord in the Property or entry into possession of the Property, as the case may be, have the same rights and remedies against Tenant for the breach of any provision contained in the Lease that Landlord might have had under the Lease against Tenant if Lender had not succeeded to the interests of Landlord in the Property or entered into possession of the Property, as the case may be.

Exhibit E – Page 3

6.	Assignment of Rents. Pursuant to the Assignment, Lender has obtained a security interest in the payments to be made by Tenant to Landlord under the Lease, including base rental, operating expense reimbursements, and lease termination payments. Tenant consents to Lender delivering written notices with respect to the Assignment or Lender’s security interest thereunder to the address and in the manner as provided in Paragraph 9 below. If Lender elects to exercise its right to collect payments under the Lease from Tenant directly pursuant to Lender’s interests under the Assignment, Lender shall provide written notice thereof to Tenant, and Tenant shall make all payments under the Lease thereafter to Lender as instructed in such notice; provided, however, that if any payment becomes due under the Lease prior to the TENTH (10th) day after the date Tenant receives such notice, Tenant will not be obligated to make such payment until the tenth (10th) day after Tenant receives the notice. Tenant’s obligation to make lease payments to Lender will not be subject to any claims or defenses against the payment of amounts due under the Lease except to the extent such claims or defenses would be applicable to Lender following Lender succeeding to the interests of Landlord under the Lease or entering into possession of the Property under Paragraph 5 above. Tenant acknowledges that Lender is not obligated to assume, perform, or discharge nor does Lender undertake to assume, perform, or discharge any obligation, duty, or liability of Landlord under the Lease, it being agreed that Lender will be treated and agreeing to assume, perform, or discharge such obligations, duties, or liabilities only if (i) Lender, by written notice to Tenant, specifically elects to do so, or (ii) Lender forecloses and takes possession of the Property, in which event Lender’s duties and liabilities with respect to the Lease will be limited by the terms and conditions of this Agreement.

7.	Persons Other Than Lender. The recognition, nondisturbance, and other covenants made in this Agreement by Lender for the benefit of Tenant will be binding upon any person other than Lender who may acquire the interest of Landlord in the Property and/or the Lease as a result of foreclosure of the Liens or any other proceeding(s) to enforce the rights of Lender or any sale, assignment, or transfer of the Property and/or the Lease after Lender has acquired the interest of Landlord in the Property and/or the Lease.

8.	Landlord’s Default. Tenant shall furnish Lender copies of all notices which Landlord is entitled to receive under the Lease, notify Lender of any default by Landlord under the Lease (which notice may be sent to Lender simultaneously with any notice to Landlord), and permit Lender the applicable time period granted to Landlord under the Lease to cure such default, or if no time period stated in the Lease, then such time as reasonably necessary to cure the default, prior to proceeding to exercise any of the rights or remedies of Tenant under the Lease, including termination of the Lease, abatement of rental payments due under it, or performance of Landlord’s covenants or obligations which Tenant asserts to be in default.

9.	Notices. All notices between Lender and Tenant under this Agreement or the Assignment shall be given to the addressee at the following address: if to Lender: ___________________________________; if to Landlord: _____________________________; if to Tenant: 2 Holzman St, Science Park, PO Box 4081, Rehovot 7670402, Israel, Attn: Legal Dept. All notices given under this Agreement must be in writing and will be considered properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the addressee, or by prepaid telegram. Any mailed notice will be effective upon deposit in the care and custody of the U.S. Postal Service; notice given in any other manner will be effective upon receipt at the address of the addressee. Either party may change its address for purposes of receiving notice under this Agreement upon not less than FIFTEEN (15) days’ notice given in the manner prescribed in this Agreement. Tenant will be entitled to rely upon any notice from Lender under this Agreement as to the matters stated in and covered by the notice.

10.	Entire Agreement. This Agreement contains the sole and entire agreement and understanding between the parties with respect to the subject matter described in it and supersedes any and all other oral or written agreements between the parties with respect to it. This Agreement may be executed in multiple counterparts which together shall constitute one document.

[Signature page follows]

Exhibit E – Page 4

IN WITNESS WHEREOF, the parties have caused this Subordination, Nondisturbance, and Attornment Agreement to be signed on the respective dates of their acknowledgements, but this Agreement is made to be effective on the date first set forth above.

LENDER:

By:

Date:

STATE OF TEXAS	§

COUNTY OF BEXAR	§

This instrument was acknowledged before me on this _____ day of _______, 20__ by ______________________ as_____________________________________ of _____________________________, on behalf of said Company.

Notary Public in and for the State of Texas

Exhibit E – Page 5

.	LANDLORD:

Landlord

By:	Signature
Name/Title

Date:

STATE OF TEXAS	§

COUNTY OF BEXAR	§

This instrument was acknowledged before me on this _____ day of ____________, 20__ by _________________, on behalf of said company.

Notary Public in and for the State of Texas

Exhibit E – Page 6

TENANT:

Kamada Plasma, LLC, a Delaware limited liability company

By:

Date:

STATE OF TEXAS	§

COUNTY OF _______________	§

This instrument was acknowledged before me on the _____ day of ________, 20__ by __________________, the ___________________ of KAMADA PLASMA, a Delaware corporation, on behalf of such corporation.

Notary Public in and for the State of Texas

AFTER RECORDING RETURN TO:

Exhibit E – Page 7

EXHIBIT “A”

(Property Description)

Exhibit E – Page 8

EXHIBIT “B”

(Description of Lease)

Exhibit E – Page 9

EXHIBIT F

FORM OF ESTOPPEL CERTIFICATE

THIS ESTOPPEL CERTIFICATE is made as of the ____ day of ______, 20___ by KAMADA PLASMA, LLC (“Tenant”) in connection with that certain Lease Agreement dated ______ by and between Tenant and ______________, as Landlord (the “Lease”) for the premises located at ________________ (the “Premises”).

Tenant hereby certifies to ____________ as follows:

1.	A true and correct description of the Lease together with all amendments is attached hereto as Exhibit “A”. There are no other oral or written agreements or understandings between Landlord and Tenant relating to the Premises.

2.	The information set forth below is true and correct as of the date hereof:

(a)	Approximate square footage of the Premises: ______ rentable square feet

(b)	Monthly installment of Rent (Base Rent and Tenant’s Proportionate Share of Operating Expenses) as of the date hereof: $________

(c)	Commencement Date: _____________

(d)	Rent Commencement Date: ____________

(e)	Expiration Date: ______________

(f)	Security Deposit: _________

(g)	Date through which Rent has been paid: _______________

(h)	Renewal Options: _________________

3.	Tenant has accepted possession of the Premises and is in occupancy thereof under the Lease. As of the date hereof, the Lease is in full force and effect.

4.	To the best of Tenant’s actual knowledge and belief, without inquiry or investigation, there exists no default, no facts or circumstances exist that, with the passage of time or giving of notice, will or could constitute a default, event of default, or breach on the part of either Tenant or Landlord.

5.	No rent has been or will be paid more than thirty (30) days in advance.

6.	Tenant has no right of first refusal, option, or other right to purchase the Project or any part thereof, including, without limitation, the Premises.

IN WITNESS WHEREOF, Tenant has executed this Estoppel Certificate as of the date first above written.

TENANT:

KAMADA PLASMA, LLC, a Delaware limited liability company

By:

Date:

Exhibit F – Page 1

EXHIBIT A TO ESTOPPEL CERTIFICATE

DESCRIPTION OF LEASE AND AMENDMENTS

1.	[insert description of Lease and amendments]

Exhibit F – Page 2

EXHIBIT G

WORK LETTER

(attached)

Exhibit G – Page 1

eXHIBIT G-1

LANDLORD’S WORK

Landlord shall be responsible for the following work:

o	Repair damage to the header on the exterior of the facility at the dock.

o	Connect rain gutter that is disconnected at the rear dock

o	Paint bollards at rear of facility and repair or replace one in front of facility

o	Replace broken window at front and right side of building

o	Awnings to be put in good condition either cleaned, removed or replaced

o	Treat weeds behind building

o	Cracks in the building to be inspected by a structural engineer and repaired as needed.

o	Paint stucco and block surfaces

Exhibit G – Page 2

eXHIBIT G-2

TENANT FINISH-WORK: ALLOWANCE

(Tenant Performs the Work)

1.	Acceptance of Premises. Except as set forth in the Lease and this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the Possession Date. Landlord shall be responsible at its sole cost and expense for completing, at Landlord’s expense, the following (collectively “Landlord’s Work”):

Landlord is responsible for all code compliance (including but not limited to ADA) for a) the common areas, and b) ingress/egress to the Premises. Landlord is also responsible for the following:

i.	Landlord will provide Landlord’s Work (as described above).

Except for the above, Tenant shall accept the Premises “AS IS” and be responsible for the remodel of the interior of the Premises.

HVAC Replacement. Part of Tenant’s Work, if deemed necessary by Tenant.

Storefront Replacement. AS IS

Utilities. AS IS

Landlord’s Work shall be performed in a good and workmanlike manger and in accordance with all applicable Laws. Landlord shall complete Landlord’s Work in the interior on or before and on the exterior on or before July 31, 2024 (the “Landlord Completion Deadline”). Landlord’s failure to complete the Landlord’s Work by such Landlord Completion Deadline shall be an event of default hereunder and Tenant shall have all remedies available to it under the Lease.

2.	Space Plans.

2.1	Preparation and Delivery. Tenant shall deliver to Landlord a space plan prepared by Tenant’s design consultant (the “Architect“) depicting improvements to be installed in the Premises (the “Space Plans“) within ninety (90) days after the Effective Date.

2.2	Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within FIVE (5) business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within THREE (3) business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within THREE (3) business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within FIVE (5) business days (or, in the case of resubmitted Space Plans, within THREE (3) business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question. Landlord’s approval of the Space Plans shall not be unreasonably withheld, conditioned or delayed; and Landlord’s approval rights shall be limited to the improvements that impact the building’s structure or MEP systems or are visible from the exterior of the Premises.

Exhibit G – Page 3

3.	Working Drawings.

3.1	Preparation and Delivery. After the Space Plans are approved (or deemed approved) by Landlord and Tenant, Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical, electrical, life safety and plumbing and any other systems of the building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws and suitable for permitting and construction.

3.2	Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within TEN (10) business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within FIVE (5) business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within TEN (10) business days (or, in the case of resubmitted working drawings, within FIVE (5) business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question. Landlord’s approval of the working drawings shall not be unreasonably withheld, conditioned or delayed; and Landlord’s approval rights shall be limited to the improvements that impact the building’s structure or MEP systems or are visible from the exterior of the Premises.

3.3	Landlord’s Approval; Performance of Work. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all Laws, (b) the improvements depicted thereon do not (1) adversely affect (in the reasonable discretion of Landlord) the Building Systems or structure of the building (including the Project’s restrooms or mechanical rooms), or (2) affect (in the reasonable discretion of Landlord) (A) the exterior appearance of the Project, (B) the appearance of the Project’s common areas, or (C) the provision of services to other occupants of the Project, and (c) such working drawings are sufficiently detailed to allow construction of the improvements and associated work in a good and workmanlike manner. As used herein, “Working Drawings“ means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work“ or “Tenant Improvements” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Project as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Landlord shall, at Tenant’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in accordance with the Working Drawings. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SPACE PLANS, THE WORKING DRAWINGS OR THE WORK (OR ANY OTHER SERVICES PROVIDED BY THE ARCHITECT, TENANT’S CONTRACTOR OR ANY OF THEIR SUBCONTRACTORS). ALL IMPLIED WARRANTIES BY LANDLORD WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF HABITABILITY, MERCHANTABILITY, MARKETABILITY, QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. WITHOUT LIMITING THE FOREGOING, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY FAILURE OF THE WORK. LANDLORD WILL NOT BE RESPONSIBLE FOR, OR HAVE CONTROL OR CHARGE OVER, THE ACTS OR OMISSIONS OF THE ARCHITECT OR ITS AGENTS OR EMPLOYEES. LANDLORD IS NOT ACTING AS A CONTRACTOR AND IS NOT GUARANTEEING THE SPACE PLANS, THE WORKING DRAWINGS OR THE WORK, TENANT’S SOLE RECOURSE WITH RESPECT THERETO BEING THE PURSUIT OF TENANT’S REMEDIES UNDER THE WARRANTIES CONTAINED IN TENANT’S CONSTRUCTION CONTRACT OR IN TENANT’S ARCHITECT’S AGREEMENT. Upon written approval of the Working Drawings from Landlord, Tenant will submit such approved plans to the City within five (5) business days.

Exhibit G – Page 4

4.	Change Orders. Tenant may initiate changes in the Work. To the extent such change affects the building structure or systems, or is visible from the exterior of the Premises, such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

5.	Definitions. As used herein “Substantial Completion”, “Substantially Completed”, and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Tenant) in accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed.

6.	Walk-Through; Punchlist. When Tenant considers the Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within THREE (3) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within SIXTY (60) days after agreement thereon.

7.	Costs. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs. As used herein, “Total Construction Costs” means the entire cost of performing the Work, including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, standard building directory and suite tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law. Except for the TIA to be paid by Landlord as described below, Tenant shall be responsible for the Total Construction Costs.

8.	Construction Allowance. In addition to the Landlord’s Work, Landlord shall reimburse Tenant for the Tenant Improvements in the amount of [*****] per square foot in the Premises. Landlord shall pay the Tenant improvement allowance (“TIA”) to Tenant incrementally on a draw basis as follows. The draws shall be paid to Tenant within ten (10) days after the each of the following construction milestones: (i) 50% of TIA upon Tenant’s completion of 50% of Tenant Improvements and submission of partial lien waivers, (ii) 50% of TIA upon completion of 100% of Tenant Improvements and receipt of Certificate of Occupancy (or similar instrument).

9.	Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	TCP Realty Services, LLC Rubin Kremling 500 North Akard, Suite 3240 Dallas, Texas 75201 713 805-8030 rkremling@tcprealty.com

Tenant’s Representative:	KAMADA PLASMA c/o Jonathan Ward, Director Facilities and Construction 221 River Street 9th Floor Hoboken, New Jersey 07030 512-450-8929 jonathanw@kamadaplasma.com

10.	Time of the Essence. Time is of the essence of this Workletter.

Exhibit G – Page 5

EXHIBIT H

EXCLUSIVE AND PROHIBITED USES IN PROJECT

[*****]

Exhibit H – Page 1

Exhibit I

GUARANTY

FOR VALUE RECEIVED and in consideration of, and as an inducement for the execution and delivery of the within Lease of even date by and between TCP LAS PALMAS PARTNERS, LTD., a Texas limited partnership (the “Landlord”), and KAMADA PLASMA, LLC, a Delaware limited liability company d/b/a Kamada Plasma, for certain premises at 803 Castroville Rd., San Antonio, Texas 78237 (the “Tenant”), the undersigned, KAMADA, LTD, an Israeli corporation of 2 Holzman St., Rehovot, 7670402, Israel (the “Guarantor”), hereby guarantees to Landlord, its heirs, executors, administrators, successors and assigns, the full and prompt payment of Rent and all other obligations of Tenant, including, but not limited to, any and all other sums and charges payable by Tenant or the then-holder of the Tenant’s interest under the lease agreement between Landlord and Tenant dated [ ] (the “Lease”) including Tenant’s heirs, executors, administrators, successors, assigns (subject to the terms of the Lease), or by operation of law or other transfer, and hereby further guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant under the Lease; and Guarantor hereby covenants and agrees to and with Landlord that if a default shall at any time be made by Tenant, in the payment of the Rent and/or any other such sums and charges payable by Tenant under the Lease, or if Tenant should default in the performance and observance of any of the terms, covenants, provisions or conditions contained in the Lease, after the expiration of applicable notice and cure periods, Guarantor shall and will forthwith pay such rent and other such sums and charges to Landlord, and any arrears thereof, and shall, and will, forthwith pay to Landlord all damages that may arise in consequence of any default by Tenant under the Lease, including, without limitation, all reasonable attorneys’ fees and disbursements incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty. The Lease is incorporated herein by reference; and unless specifically defined herein, all capitalized terms used in this Guaranty shall have the same meaning as the capitalized terms in the Lease.

This Guaranty is an absolute and unconditional irrevocable Guaranty of payment and of performance. It shall be enforceable against Guarantor, without the necessity for any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant, and without necessity of any notice of nonpayment, nonperformance or nonobservance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall not be terminated, affected, diminished or impaired by reason of the assertion, or the failure to assert, by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.

This Guaranty shall be a continuing Guaranty and shall continue to apply for five (5) years commencing on the date hereof with a twelve (12)-month rolling guarantee thereafter, through all amendments, modifications, renewals and/or extensions of the Lease. The liability of Guarantor hereunder shall in no way be affected, modified, or diminished by reason of an assignment (subject to the terms of the Lease), subletting, merger, or other transfer of the Lease, or by reason of any renewal, modification or extension of the Lease, or by reason of any modification or waiver of or change in any terms, covenants, conditions or provisions of the Lease between Landlord and Tenant, or by reason of an extension of time that may be granted by Landlord to Tenant, or by reason of any dealings or transactions between Landlord and Tenant, whether or not notice thereof is given to Guarantor.

Exhibit I – Page 1

All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

This Guaranty shall be construed in accordance with the laws of the State of Texas. Provided Tenant has performed all of Tenant’s covenants and obligations under the Lease and Guarantor has performed all of Guarantor’s covenants and obligations under this Guaranty, then effective on the sixth anniversary of the Rent Commencement Date, Guarantor’s liability under this Guaranty shall be limited to: an amount equal to twelve months’ of Rent and additional obligations of Tenant based upon the prevailing rates at the time of demand; plus all interest and late fees on any past due amount owed to Landlord pursuant to the Lease; plus all collection costs incurred by Landlord in enforcing the Lease and/or this Guaranty, including without limitation attorneys’ fees and expenses.

This Guaranty may be executed in multiple counterparts, each of which shall constitute one agreement, even though all parties do not sign the same counterpart. The signature pages taken from separate individually executed counterparts of this Guaranty may be combined to form multiple fully executed counterparts; and the delivery (i.e., the transmission by either party) of his, her or its signature on an original or any copy of this Guaranty (1) in electronic photostatic format (e.g., .pdf or .tiff file extension name) or similar format as an attachment to electronic mail (“email”), or (2) via electronic signature technology (e.g., DocuSign) shall be deemed to be the delivery by such party of his, her or its original signature hereon (and shall be treated in all respects as having the same effect as delivery of an original, so-called “wet ink” signature). All executed counterparts of this Guaranty shall be deemed to be originals, but all such counterparts, taken together or collectively, as the case may be, shall constitute one and the same agreement.

GUARANTOR:

KAMADA, LTD, an Israeli corporation

By:

Name:

Title:

Date:

Exhibit I – Page 2